EXHIBIT 4.7

[***] Certain identified information in this Share Purchase Agreement has been excluded because it is both (i) not material, and (ii) would be competitively harmful if publicly disclosed.

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT is made as of August 6, 2019, by and among Evogene Ltd., an Israeli company (the “Parent”), Lavie Bio Ltd., an Israeli company and a wholly owned subsidiary of Parent (the “Company”), Lavie Bio Inc., a Delaware corporation and a wholly owned subsidiary of the Company (the “Company Subsidiary”), Lavie Tech Inc., a Delaware corporation and a wholly owned subsidiary of the Company Subsidiary (the “Acquirer”), Pioneer Hi-Bred International, Inc., an Iowa corporation (“Corteva”, the “Investor” or the “Seller”) and Taxon Biosciences, Inc., a Delaware corporation and a wholly owned subsidiary of Corteva (the “Purchased Company”).

WHEREAS, prior to the date hereof, (i) the Parent had sold, conveyed, transferred, assigned and delivered to the Company, and the Company purchased and accepted from the Parent, all of the Parent’s right, title and interest in and to certain assets of the Parent in the area of ag-biologicals, as set forth in Schedule A (the “Transferred Assets”), free and clear of any and all Encumbrances (as defined below), (ii) the Transferred Employees and Transferred Contractors (as such terms defined below) have been transferred to and become engaged by the Company (the “Assignment”) and (iii) the Parent has provided the Company with an aggregate investment of [***] ($[***]) (the “Parent Purchase Price”) as additional premium on account of the Ordinary Shares, par value NIS 0.01 of the Company (the “Ordinary Shares”) held by the Parent (the “Parent Shares”).

WHEREAS, Corteva, the Parent and the Company wish to enter into a business arrangement, which provides for, among other things, the following matters: (i) the purchase by the Acquirer of all of the issued and outstanding shares of the Purchased Company, in consideration for [***] Ordinary Shares of the Company, as set forth in this Agreement, (ii) the capital raise by the Company by means of the issuance of Ordinary Shares to the Investor, at a purchase price of US$[***] per Ordinary Share (the “PPS”), reflecting a pre-money valuation of the Company on a Fully-Diluted Basis (as defined below) of US$[***], for an aggregate investment by the Investor of Ten Million Dollars ($10,000,000), (iii) the entering by the Company into a service agreement with the Parent in the form of Schedule B, which shall provide for, inter alia, the provision by the Parent of certain corporate and operational services to the Company (the “Parent Service Agreement”), (iv) the entering by the Company into an access and license agreement with the Parent in the form of Schedule C (the “Access and License Agreement”), pursuant to which, inter alia, the Company shall be entitled to the exclusive use of the Parent's Computational Predictive Biology platform (CPB) for the use in the Field (as defined in the Access and License Agreement) and (v) the entering by the Company into a service agreement with Corteva in the form of Schedule D, which shall provide for, inter alia, the provision by Corteva of certain operational services to the Company (the “Corteva Service Agreement”); all pursuant to the terms and subject to the conditions more fully set forth in this Agreement.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.          PURCHASE AND SALE OF SHARES OF THE COMPANY AND THE PURCHASED COMPANY.

1.1          Sale and Issuance by the Company of the Investment Shares. Subject to the satisfaction of the closing conditions set forth in Sections 5, 6 and 7 hereof, as applicable, at the Closing, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, for an aggregate purchase price of US$10,000,000 (the “Purchase Price”), an aggregate of [***] Ordinary Shares (the “Investment Shares”) at the PPS.

1.2          Sale and Issuance of the Transferred Shares of the Company. Subject to the satisfaction of the closing conditions set forth in Sections 5, 6 and 7 hereof, as applicable, the Company shall issue to the Company Subsidiary, and the Company Subsidiary shall purchase from the Company, in consideration for 100 shares of Common Stock of the Company Subsidiary, of US$0.01 par value, an aggregate amount of [***] Ordinary Shares (the “Transferred Shares” and together with the Investment Shares, the “Purchased Shares”).

1.3              Purchase and Sale of the Transferred Shares. Immediately following the sale and issuance of the Transferred Shares by the Company to the Company Subsidiary, the Company Subsidiary shall sell to the Acquirer, and the Acquirer shall purchase from the Company Subsidiary, in consideration for 100 shares of Common Stock of the Acquirer of US$0.01 par value, the Transferred Shares.

1.4              Purchase and Sale of Shares of the Purchased Company. Subject to the satisfaction of the closing conditions set forth in Sections 5, 6 and 7 hereof, as applicable, at the Closing, immediately following the transfer of the Transferred Shares from the Company Subsidiary to the Acquirer, the Seller shall sell to the Acquirer, and the Acquirer shall purchase from the Seller, all of the Purchased Company's issued and outstanding shares and any and all other equity securities (including options, warrants, or rights convertible, exchangeable for, redeemable in or otherwise carrying the right to acquire or subscribe for shares) (the “Purchased Company Shares”), in exchange for the Transferred Shares.

The capitalization table of the Company, reflecting the issued and outstanding share capital of the Company on a Fully-Diluted Basis, immediately prior to Closing and immediately following the Closing, assuming the investment of the Purchase Price, the Parent Purchase Price, issuance and transfer of the Transferred Shares in exchange for the Purchased Company Shares, and reflecting the issued and outstanding share capital of the Company on a Fully-Diluted Basis, immediately following the Deferred Closing (as defined below), assuming the issuance of the maximum number of Additional Shares (as defined below), is attached hereto as Schedule E (the “Capitalization Table”).

In this Agreement, “Fully-Diluted Basis” shall mean all issued and outstanding shares of the Company, including but not limited to (i) all Ordinary Shares; and (ii) all securities convertible or exercisable into shares and all other rights to acquire shares or other securities exercisable for shares (being deemed so converted).

1.5              Closing. The consummation (the “Closing”) of each of the transactions contemplated hereby including the purchase and sale of the Purchased Shares and the Purchased Company Shares and the execution of the Parent Service Agreement, the Access and License Agreement and the Corteva Service Agreement (collectively, the “Contemplated Transactions”) shall take place remotely via the exchange of documents and signatures, on or at such time and place as the Company and Investor mutually agree upon (such designated time and place, the “Closing Date”). The Closing shall be subject to satisfaction (or waiver, where permitted hereunder) of the conditions of Section 5, 6 and 7 below, which conditions shall be deemed to have been satisfied simultaneously and no Contemplated Transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all such required documents delivered.

1.6              Restated Articles. The Company shall adopt on or before the Closing the Amended and Restated Articles of Association in the form attached hereto as Schedule F (the “Restated Articles”). The Purchased Shares and the Parent Shares shall have and confer upon the holders thereof the rights, preferences, privileges and restrictions set forth in the Restated Articles, as may be amended from time to time in accordance with their terms.

1.7              Pre-Closing and Closing Deliverables.

(a)          At the Closing, the Company shall deliver to the Company Subsidiary a duly executed share certificate representing the Transferred Shares in the name of the Company Subsidiary, in the form attached hereto as Schedule 1.7(a).

(b)          At the Closing, and immediately following the issuance of the Transferred Shares to the Company Subsidiary, the Company Subsidiary shall deliver to the Acquirer a duly executed share transfer deed with respect to the transfer to the Acquirer of the Transferred Shares, in the form attached hereto as Schedule 1.7(b).

(c)          At the Closing, the Company shall deliver to the Parent:

(i)          Director indemnification agreements with each of the director(s) appointed by the Parent, duly approved by the Board of Directors of the Company and shareholders of the Company and executed by the Company, in the form attached hereto as Schedule 1.7(c)(i);

(ii)          The Parent Service Agreement, duly executed by the Company; and

(iii)          The Access and License Agreement, duly executed by the Company.

(d)          At the Closing, the Company shall deliver to the Investor:

(i)          True and correct copies of written resolutions, or minutes of a meeting, of the Board, approving and adopting in all respects the execution, delivery and performance by the Company of this Agreement and the Contemplated Transactions, including, among others, (i) authorizing the issuance and sale of the Purchased Shares against payment of the purchase price therefor; and (ii) the approval of the execution, delivery and performance by the Company of all agreements contemplated herein to which the Company is a party and any agreements, instruments or documents ancillary thereto;

(ii)          True and correct copies of written resolutions, or minutes of meeting, of the Company’s shareholders approving and adopting in all respects the execution, delivery and performance by the Company of this Agreement and the Contemplated Transactions, including, among others, (i) the adoption of the Restated Articles as an amendment and restatement of the existing Articles of Association of the Company as in effect prior to the Closing; and (ii) the approval of the execution, delivery and performance by the Company of all agreements contemplated herein to which the Company is a party and any agreements, instruments or documents ancillary thereto;

(iii)          A copy of the Restated Articles;

(iv)          Duly executed share certificates representing the Investment Shares issued to the Investor at the Closing, in the form attached hereto as Schedule 1.7(d)(iv);

(v)          A copy of the register of shareholders of the Company (the “Shareholders Register”), certified by an executive officer of the Company and prepared in accordance with Section 130 of the Companies Law, 5759–1999, as amended (the “Companies Law”), in which the Purchased Shares issued at the Closing are registered in the name of the Investor, in the form attached hereto as Schedule 1.7(d)(v);

(vi)          The Corteva Service Agreement, duly executed by Company;

(vii)          Director indemnification agreements with the director appointed by the Investor, duly approved by the Board and shareholders of the Company and duly executed by the Company, in the form attached hereto as Schedule 1.7(d)(vii); and

(viii)          A certificate duly executed by an executive officer of the Company as of the Closing stating that the conditions specified in Sections 5, 6 and 7 applicable to the Company have been satisfied, in the form attached hereto as Schedule 1.7(d)(viii).

(e)          At the Closing, the Acquirer shall deliver to the Seller duly executed share transfer deeds with respect to the transfer of the Transferred Shares to the Seller in the form attached hereto as Schedule (e).

(f)          At the Closing, Corteva shall deliver:

(i)          To the Acquirer, duly executed share transfer deeds with respect to the transfer of the Purchased Company Shares to the Acquirer in the form attached hereto as Schedule 1.7(f)(i);

(ii)          To the Company, a certificate in the form attached hereto as Schedule 1.7(f)(ii),  duly executed by a duly authorized representative of Investor as of the Closing stating that the following conditions have been satisfied: (i) the execution, delivery and performance by the Purchased Company of all agreements contemplated herein to which the Purchased Company is party and any agreements, instruments or documents ancillary thereto have been duly authorized by the Purchased Company's board of directors and stockholders, as applicable, and (ii) the conditions specified in Section 5, 6 and 7 applicable to Investor;

(iii)          To the Company, a duly executed share resignation letters in the form attached hereto as Schedule 1.7(f)(i), executed by each individual listed in Section 4.6 of the Purchased Company Disclosure Schedule;

(iv)          To the Company, the director indemnification agreement, duly executed by the director appointed by Investor; and

(v)          To the Company, the Corteva Service Agreement, duly executed by Investor.

(g)          At the Closing, the Parent shall deliver to the Company:

(i)          The Parent Service Agreement, duly executed by the Parent;

(ii)          The Access and License Agreement, duly executed by the Parent;

(iii)          The indemnification agreement, duly executed by each of the directors appointed by the Parent; and

(iv)          a certificate duly executed by an executive officer of the Parent as of the Closing stating that the conditions specified in Sections 5, 6 and 7 applicable to the Parent have been satisfied, in the form attached hereto as Schedule 1.7(g)(iv).

1.8          Purchase Price and Parent Purchase Price. At the Closing, the Investor shall transfer to the Company the Purchase Price by wire transfer of immediately available funds according to the Company’s wire instructions (details of which will be provided by the Company in writing at least three (3) Business Days prior to the Closing).

1.9          Deferred Closing. During a period of twelve (12) months following the Closing Date, the Company may sell and issue, on the same terms and conditions as those contained in this Agreement, at one or more closings (each a “Deferred Closing”), up to [***] Ordinary Shares (subject to appropriate adjustments in the event of any dividend, shares split, combination or similar recapitalization affecting such shares, the “Additional Shares”), in consideration per share equal to the PPS, to one or more investors (the “Additional Investor(s)”) approved by the Board and approved in advance by Corteva. As a condition to the issuance of such Additional Shares, the Additional Investors shall become parties to this Agreement by executing and delivering a counterpart signature page or a joinder to this Agreement in a form provided by the Company. Thereafter, for all purposes under the Transaction Documents, each Additional Investor shall be deemed to be an “Investor”, the “Additional Shares” shall be deemed to be “Purchased Shares” and the additional purchase price for the Additional Shares shall be deemed to be part of the “Purchase Price”. At each Deferred Closing, against payment by each Additional Investor, severally and not jointly, of its respective purchase price with respect to each Additional Share purchased by it, the Company shall deliver to each such Additional Investor a share certificate representing such Additional Shares, register the Additional Shares in the Company’s Shareholders Register and file all required notices with the Israeli Registrar of Companies.

2.          REPRESENTATIONS AND WARRANTIES OF THE COMPANY, THE COMPANY SUBSIDIARY AND THE ACQUIRER.

Each of the Company, the Company Subsidiary and the Acquirer, severally and jointly with each other (and Parent solely with respect to the representations in Sections 2.10, 2.12, 2.13 and 2.15, in each case with respect to the Transferred Assets) hereby represents and warrants to the Investor and the Parent (only with respect to the representations set forth in Sections 2.1 (Organization), 2.2 ( Capitalization), 2.3 (Authorization) and 2.4 (Valid Issuance of Shares)), that, except as set forth on the Disclosure Schedule delivered to the Investor and the Parent on the date hereof (the “Disclosure Schedule”), which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true, correct and complete as of the date hereof and as of the Closing (as if made on the Closing Date); except, in each case, as to such representations and warranties that address matters as of a particular date, which are true, correct and complete only as of such date. The Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Section 2, and the information set forth in any section or subsection of the Disclosure Schedule shall apply to and qualify (a) the representation and warranty set forth in this Agreement to which it corresponds, and (b) whether or not an explicit reference or cross-reference is made, each other representation and warranty set forth in this Agreement for which it is readily apparent on its face to a reasonable person who has no knowledge of the disclosed subject matter that such information is relevant to such other section. For all purposes of this Article 2, knowledge of the Company shall also include knowledge of the Parent.

"Knowledge" or "knowledge" of the Company or the Purchased Company, as applicable, with respect to any fact or matter, means the actual knowledge of the Company's or the Purchased Company’s officers and directors of such fact or matter and such knowledge that such person would be reasonably expected to obtain after reasonable inquiry with those employees and other persons with responsibility to report to such officer or director.

 “Material Adverse Effect” means a material and adverse effect on the assets, properties, conditions (financial or otherwise), operating results or business of the Company, the Company Subsidiary, the Acquirer, the Transferred Assets or the Purchased Company (as applicable) and any subsidiaries of the Company and the Purchased Company (as applicable), individually or in the aggregate.

2.1              Organization. Each of the Company, the Company Subsidiary and the Acquirer is a company duly organized and validly existing under the laws of the State of its incorporation and in good standing (to the extent the jurisdiction of its incorporation recognizes the concept of good standing), and to the extent it is incorporated under the laws of the State of Israel, is not a “breaching company” (within the meaning of Section 362.A of the Israeli Companies Law), and has all requisite corporate power and authority to carry on its business as currently conducted.

2.2              Capitalization.

(a)          The authorized share capital of the Company is or will be on or immediately prior to the Closing (but following the adoption of the Restated Articles), as set forth in the Restated Articles, and such number of shares of each class as set forth in the Capitalization Table are or shall be (as of the Closing) issued and outstanding.

(b)          As of the date hereof, all of the issued and outstanding shares of the Company are owned of record and beneficially by the Parent.

(c)          The issued and outstanding shares of the Company were duly and validly authorized and issued, fully paid and non-assessable, and offered and issued in compliance with the provisions of the Company’s Articles of Association as in effect at the time of each such issuance and in compliance with all applicable corporate and securities laws. None of the issued and outstanding shares of the Company was offered or sold in such a manner as to make the offer, issuance or sale of such shares not exempted from registration requirements under applicable securities law.

(d)          Except as set forth in Section 2.2(d) of the Disclosure Schedule and for the preemptive rights and bring-along provisions set forth in the Restated Articles, there are no outstanding share capital, options, warrants, rights (including conversion, preemptive rights, rights of first refusal or similar rights) or agreements for the purchase from the Company of any of its share capital, or any securities convertible into or exchangeable for shares of the Company (whether now or hereinafter authorized or issued) or that could require the Company or a shareholder of the Company to issue, sell, transfer or otherwise cause to be outstanding any of the Company’s share capital or securities convertible or exercisable into shares thereof.

(e)          As of the Closing, the Acquirer will have good and valid title to all of the Transferred Shares, free and clear of all Encumbrances and, at the Closing, shall deliver to the Seller good and valid title to such Transferred Shares, free and clear of all Encumbrances. “Encumbrance” means, with respect to any asset, any mortgage, easement, encroachment, equitable interest, right of way, deed of trust, lien (statutory or other), pledge, charge, security interest, title retention device, conditional sale or other security arrangement, collateral assignment, claim, community property interest, adverse claim of title, ownership or right to use, right of first refusal or other similar encumbrance in respect of such asset (including any restriction on (i) the voting of any security or the transfer of any security or other asset, (ii) the receipt of any income derived from any asset, (iii) the use of any asset and (iv) the possession, exercise or transfer of any other attribute of ownership of any asset); provided, however, that restrictions on transfer of equity interests under applicable laws shall not constitute an “Encumbrance.”

(f)          The Company has not granted or agreed to grant registration rights and is not under any contractual obligation to register any of its currently outstanding securities, securities that may hereafter be issued upon conversion thereof, or shares or other securities it may hereafter issue or grant.

(g)          The Company has not declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its share capital.

2.3          Authorization. All corporate action on the part of the Company, the Company Subsidiary and the Acquirer, their directors and shareholders, necessary for the authorization, execution, delivery and performance of this Agreement and the other agreements, instruments or documents entered into in connection with this Agreement (collectively, the “Transaction Documents”) and for the performance of all obligations of the Company, the Company Subsidiary and the Acquirer, under the Transaction Documents in accordance with their terms has been taken or will be taken prior to the Closing. The Transaction Documents, when executed and delivered by the Company, the Company Subsidiary and the Acquirer, and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute valid and binding obligations of the Company, the Company Subsidiary and the Acquirer, enforceable against the Company, the Company Subsidiary and the Acquirer, in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.4          Valid Issuance of Shares. The Purchased Shares and the Parent Shares to be issued to the Investor and the Parent hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, shall be duly and validly issued, fully paid and non-assessable, issued in compliance with all applicable laws, and free and clear of Encumbrances, other than restrictions on transfer under this Agreement, the Company’s Articles of Association (or, upon Closing, the Restated Articles) and under applicable securities laws and other Encumbrance created by or imposed on the Investor or the Parent as to itself. The offer, sale and issuance of the Purchased Shares and the Parent Shares to be issued pursuant to this Agreement constitute transactions exempted from the registration requirements of Section 15 of the Securities Act and the Israeli Securities Law, 1968, as amended. The rights, privileges and preferences of the Purchased Shares and the Parent Shares are as stated in the Restated Articles, as may be amended from time to time in accordance with its terms.

2.5          No Conflict; Consents. The execution, delivery and performance of the Transaction Documents and the consummation of the Contemplated Transactions do not and will not (a) result in any conflict with, or a breach or violation, with or without the passage of time and giving of notice, of any of the terms, conditions or provisions of, or give rise to rights to others (including rights of termination, cancellation or acceleration) under: (i) the Company, the Company Subsidiary or the Acquirer’s Articles of Association or Charter Documents (as defined below); (ii) any judgment, injunction, order, writ, decree or ruling of any court or governmental authority, domestic or foreign, to which the Company, the Company Subsidiary or the Acquirer, is subject; (iii) any material contract or agreement, lease, license or commitment to which the Company, the Company Subsidiary or the Acquirer is a party or by which it is bound; or (iv) any applicable law; (b) result in the creation of any Encumbrance upon any asset of the Company, the Company Subsidiary or the Acquirer or the suspension, revocation, forfeiture, or nonrenewal of any permit or license applicable to the Company, the Company Subsidiary and the Acquirer; or (c) require the consent, approval or authorization of, registration, qualification or filing with, or notice to any Person or any federal, state, local or foreign governmental authority or regulatory authority or agency, in each case which has not heretofore been obtained or made or will be obtained or made prior to Closing, except the filing of the Restated Articles and the other required notices with the Israeli Registrar of Companies, each of which shall be made as soon as practicable following the Closing, and, if applicable, the Deferred Closing, respectively. “Person” means any natural person, company, corporation, limited liability company, general partnership, limited partnership, limited liability partnership, trust, estate, proprietorship, joint venture, business organization or governmental entity. The execution, delivery and performance of the Transaction Documents and the consummation of the Contemplated Transactions do not and will not result in any conflict with, or a breach or violation, with or without the passage of time and giving of notice, of any of the terms, conditions or provisions of, or give rise to rights to others (including rights of termination, cancellation or acceleration) in any material respect under any contract or agreement, lease, license or commitment to which the Parent is a party or by which it or any of the Transferred Assets is bound.

2.6          Compliance with Laws and Other Instruments. Each of the Company, the Company Subsidiary and the Acquirer is, and has been, in compliance with all applicable laws. Neither of the Company, the Company Subsidiary or the Acquirer has received any written notice of or been charged with the violation of any law and, to each of the Company’s, the Company Subsidiary’s and the Acquirer's knowledge, there is no threatened action or proceeding against the Company, the Company Subsidiary or the Acquirer under any of such laws. Neither of the Company, the Company Subsidiary or the Acquirer is in violation of or default under (i) the Company, the Company Subsidiary or the Acquirer’s Articles of Association or Charter Documents or (ii) any order, writ, injunction, decree or judgment of any court or any governmental department, commission or agency, domestic or foreign, to which it is subject or by which it is bound. The Company, the Company Subsidiary and the Acquirer have obtained all franchises, permits, licenses, consents and any similar authorizations that are material to the Business (as defined below), under applicable law, and are in compliance with such franchises, permits, licenses, consents and similar authorizations. None of the Transferred Assets is subject to any restriction or limitation or requires a license or registration under applicable laws relating to marketing, export or import controls. Without limiting the generality of the foregoing, the Company, the Company Subsidiary and the Acquirer, have not and are not using or developing, or otherwise engaged in, encryption technology or other technology whose development, commercialization or export is restricted.

2.7          Directors; Officers. The directors and officers of the Company, the Company Subsidiary and the Acquirer are listed on Section 2.7 of the Disclosure Schedule. Neither the Company, the Company Subsidiary nor the Acquirer has any agreement, obligation or commitment with respect to the election of any individual to its Board or to the right to nominate an observer to the Board. There are no agreements, commitments or understandings of the Company, the Company Subsidiary or the Acquirer, whether written or oral, with respect to any compensation to be provided to any of their directors or officers, except as has been fully disclosed in writing to the Investor and listed on Section 2.7 of the Disclosure Schedule.

2.8          Subsidiaries. Other than as listed on Section 2.8 of the Disclosure Schedule (the “Subsidiary”, or (if applicable) the “Subsidiaries”) neither the Company, the Company Subsidiary or the Acquirer, owns or controls, directly or indirectly, any interest or any other right in any other corporation, association, or other business entity. Neither the Company, the Company Subsidiary nor the Acquirer, is a participant in any joint venture, partnership, or similar arrangement. Each Subsidiary is a corporation duly organized and validly existing under the laws of the state of its incorporation and has all requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as conducted. Each Subsidiary is duly qualified to transact business and, if applicable, is in good standing, in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. There are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company, the Company Subsidiary or the Acquirer or any Subsidiary of any shares or securities of any Subsidiary, or that could require a Subsidiary or a shareholder thereof to issue, sell, transfer or otherwise cause to be outstanding any share capital or rights convertible or exercisable into share of any Subsidiary.

2.9          Corporate Books. The Articles of Association and Charter Documents of the Company, the Company Subsidiary and the Acquirer, as in effect immediately prior to the Closing are in the form provided to Investor. The Company, the Company Subsidiary and the Acquirer, has provided to the Investor accurate and complete copies of the minutes of all meetings, or written consents in lieu thereof, of directors (and any committee thereof) and shareholders since its incorporation, reflecting, in all material respects, resolutions passed, enacted, consented to or adopted thereby. The corporate records of the Company, the Company Subsidiary and the Acquirer, have been maintained, in all material respects, in accordance with all applicable statutory requirements and are complete and accurate.

2.10          Title to Transferred Assets.

(a)          The Company has marketable and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of the Transferred Assets, free and clear of any Encumbrances, except as set forth in Section 2.10(a) of the Disclosure Schedule, and except for Permitted Encumbrances. “Permitted Encumbrances” means:  (i) statutory liens for taxes that are not yet due and payable or liens for taxes being contested in good faith by any appropriate proceedings for which adequate reserves have been established, (ii) statutory liens to secure obligations to landlords, lessors or renters under leases or rental agreements, (iii) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by applicable law, (iv) statutory liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens, and (v) liens in favor of customs and revenue authorities arising as a matter of applicable law to secure payments of customs duties in connection with the importation of goods.

(b)          The Transferred Assets, together with the Transferred Employees, Transferred Contractors and such other assets that shall be licensed to the Company pursuant to the Access and License Agreement, collectively, comprise all of the material assets, rights and services used by the Company in the operation of the ag-biological business as currently conducted, or as contemplated to be conducted within the twelve (12) months following the date hereof as set forth in the business plan attached  as Section 2.10(b) to the Disclosure Schedule (the “Business Plan” and the “Business”). All tangible assets included in the Transferred Assets are in reasonably sufficient operating condition and in a state of reasonable maintenance and repair for the continued conduct of the Business, except only for reasonable wear and tear.

(c)          Except as set forth in Section 2.10(c) of the Disclosure Schedule, the Transferred Assets (i) together with the Transferred Employees, Transferred Contractors and such other assets that shall be licensed to the Company pursuant to the terms of the Access and License Agreement, comprise in the aggregate all of the assets necessary for the operation of the Business and (ii) are in good operating condition as necessary to conduct the Business, except for reasonable wear and tear.

2.11             Labor Matters

(a)          Employee List.  Section 2.11(a) of the Disclosure Schedule contains a list of all employees of the Parent that have transferred and are employed by the Company (“Transferred Employees”), and correctly reflects as of the Agreement Date: (i) their name and dates of hire; (ii) their position, full-time or part-time status, including each Transferred Employee’s classification as either exempt or non-exempt from the overtime requirements under any applicable law; (iii) their monthly base salary or hourly wage rate, as applicable; (iv) any other compensation payable to them including housing allowances, compensation payable pursuant to bonus (for the current fiscal year and the most recently completed fiscal year), deferred compensation or commission arrangements, overtime payment, vacation entitlement and accrued vacation or paid time-off balance, travel pay or car maintenance or car entitlement, sick leave entitlement and accrual, recuperation pay entitlement and accrual, entitlement to pension arrangement and/or any other provident fund (including manager’s insurance and education fund), their respective contribution rates and the salary basis for such contributions, whether such employee, is subject to Section 14 Arrangement under the Israeli Severance Pay Law - 1963 (“Section 14 Arrangement”) (and, to the extent such employee is subject to the Section 14 Arrangement, an indication of whether such arrangement has been applied to such person from the commencement date of their employment and on the basis of their entire salary) and notice period entitlement; (v) for each non-U.S. employee, the city/country of employment, citizenship, date of hire, manager’s name and work location and any material special circumstances (including pregnancy, leave of absence period, disability or military service) and (vi) any promises or commitments made to any of the Transferred Employees, whether in writing or not, with respect to any future changes or additions to their compensation or benefits. Other than their salary, the Company Employees are not entitled to any payment or benefit that may be reclassified as part of their determining salary for all intent and purposes, including for the social contributions.

(b)          Section 2.11(b) of the Disclosure Schedule contains a list of all consultants, advisory board member and independent contractor, including services providers, manpower companies and their employees, freelancers and sub-contractors of the Parent that have transferred and been engaged by the Company (“Transferred Contractor”) and, for each, as of the Agreement Date, such individual’s compensation and benefits, the initial date of such individual’s engagement, the term of the engagement, prior notice entitlement and whether such engagement has been terminated by written notice by either party thereto.  All current and former Transferred Contractors were rightly classified as contactors and all such Person’s agreements do not create employer-employee relations between such persons and the Company. The Company does not have nor has it ever had any liability with respect to any misclassification of any Transferred Contractor as an independent contractor. Except as set forth in Section 2.11(b) of the Disclosure Schedule, none of the Transferred Contractors engages any personnel through manpower agencies.  To the knowledge of the Company, no Transferred Contractor has a basis for a claim or any other allegation that such Person was not rightly classified as an independent contractor.

(c)          Except as set forth in Section 2.11(c) to the Disclosure Schedule, each Transferred Employee is currently devoting one hundred percent (100%) of his or her business time to the conduct of the Business of the Company, and the Company is not aware of any Transferred Employee or Transferred Contractor planning to work less than full-time at the Company in the near future.

(d)          Other than as set forth in Section 2.11(d) to the Disclosure Schedule, each Transferred Employee agreement is terminable by the Company at will without liability, upon up to 30 days prior notice. No Transferred Employee has been dismissed or has given written notice of termination of his/her employment in the last 12 months period preceding the date of this Agreement, nor to the Company’s best knowledge, do any Transferred Employee or Transferred Contractor have at present any intention to terminate his or her employment agreement.

(e)          The Company has complied, in all material respects, with all applicable employment laws, policies, procedures and agreements relating to employment, and terms and conditions of employment of the Transferred Employees. The Company has paid in full to all of the Transferred Employees and Transferred Contractors all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees or consultants on or prior to the date of this Agreement. The Company has complied in all material respects with the applicable laws relating to the proper withholding and remittance to the proper tax and other authorities of all sums required to be withheld from employees or persons deemed to be employees under applicable laws with respect to the Transferred Employees or Transferred Contractors. All Transferred Contractors are correctly classified as such and not as employees for any purpose. All Transferred Employees are subject to Section 14 Arrangement under the Israeli Severance Pay Law, 1963 from the commencement date of their employment and on the basis of their entire salary. The Company’s liability for any obligations to pay any amount of severance payment, pension, accrued vacation, and other social benefits and contributions, under applicable law or contract, or any other payment of substantially the same nature, is fully funded by deposit of funds in severance funds, pension funds, managers insurance policies or provident funds (and if not required to be so funded).

(f)           Except as set forth in Section 2.11(f) of the Disclosure Schedule, all options to purchase shares of Ordinary Shares (or exercisable for cash) outstanding under the Company's option plan granted by the Company to Transferred Employees or Transferred Contractors in Israel were granted under employee option plans approved by the Israeli Tax authorities under Section 102 of the Israeli Income Tax Ordinance.  The Company has complied in all material respects with all requirements of such Section 102 and the regulations promulgated thereunder in all respects.

(g)          To the Company’s knowledge, no Transferred Employee or Transferred Contractor, is in violation of any term of any employment or engagement contract, assignment agreement, non competition agreement, restrictive covenant or any other contract or agreement, or is subject to any judgment, decree or order of any court or administrative agency, that would interfere with such employee’s or consultant’s ability to promote the interest of the Company or to comply with its obligations to the Company (including the obligation to assign intellectual property rights) or that would conflict with the Company’s business, and the continued employment or engagement of such employee or consultant by the Company will not result in any such violation. The Company has not received any written notice alleging that any such violation has occurred.

(h)          The Company is not a party to, bound by or subject to, and no Transferred Employees benefits from, any collective bargaining agreement, collective labor agreement, extension orders (tzavei harchava) (other than extension orders that apply to all employees in Israel generally), or other contract or arrangement with a labor union, trade union or other organization or body, to provide benefits or working conditions beyond the minimum benefits and working conditions required by applicable law. No labor union has requested or has sought to represent any of the Transferred Employees, nor is the Company aware of any labor organization activity involving the Transferred Employees. There is no strike or other labor dispute involving the Company and the Transferred Employees pending or, to the Company’s knowledge, threatened.

(i)          No Conflict.  Except as set forth in Section 2.11(i) of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Contemplated Transactions, will or may (either alone or upon the occurrence of any additional or subsequent events): (i) constitute an event under any Company employee plan, Company employee agreement, trust or loan that will or may result (either alone or in connection with any other circumstance or event) in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any of the Transferred Employees; (ii) create or otherwise result in any liability or obligation with respect to any Company employee plan; or (iii) result in any obligation to pay any directors, officers, employees, consultants, independent contractors, former directors, officers, employees, consultants or independent contractors of any Company severance pay or termination, retention or other benefits.

(j)          Labor Relations.  The Company has good labor relations with the Transferred Employees, and, except as set forth in Section 2.11(j) of the Disclosure Schedule, there are no facts indicating that the consummation of the Contemplated Transactions will have a material adverse effect on the labor relations of the Company.  Except as set forth in 2.11(j) of the Disclosure Schedule, there are no pending or, to the Company's knowledge, threatened or reasonably anticipated claims or Legal Proceedings (as defined below) against the Company under any workers’ compensation policy or long-term disability policy.

(k)          Labor-Related Claims.  Except as set forth in Section 2.11(k) of the Disclosure Schedule, there is no Legal Proceeding, claim, labor dispute or grievance pending or, to the Company's knowledge, threatened or reasonably anticipated relating to any employment contract, compensation, wages and hours, leave of absence, plant closing notification, employment statute or regulation, privacy right, labor dispute, workers’ compensation policy, long-term disability policy, safety, retaliation, immigration or discrimination matter involving any Transferred Employee or Transferred Contractor, including charges of unfair labor practices or harassment complaints.

2.12         Intellectual Property.

(a)          As used herein, the following terms have the meanings indicated below:

(i)          “Company Intellectual Property” means any and all Company Owned Intellectual Property and any and all Third-Party Intellectual Property that is licensed to the Company.

(ii)          “Company Intellectual Property Agreements” means any contract governing any Company Intellectual Property to which the Company is a party or is bound by, except for contracts for Third-Party Intellectual Property that is generally, commercially available software and licensed for an annual fee under $1,000.

(iii)          “Company Owned Intellectual Property” means any and all Intellectual Property that is owned (or co-owned) by or purported to be owned (or co-owned) by the Company.

(iv)          “Company Privacy Policies” means, collectively, any and all (i) of the Company data privacy and security policies, whether applicable internally, or published on Company Websites or otherwise made available by the Company to any Person as obligations towards such Person, (ii) obligations and commitments and contracts with third parties relating to the Processing of data of such third parties.

(v)         “Company Products” means all products or services currently produced, marketed, licensed, sold, distributed or performed by or on behalf of the Company and all products or services currently under development by the Company (including as contemplated in the Business Plan).

(vi)          “Company Registered Intellectual Property” means the Israeli, United States, international and foreign: (A) patents and patent applications (including provisional applications); (B) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (C) registered Internet domain names; and (D) registered copyrights and applications for copyright registration, in each case registered or filed in the name of, or owned by the Company.

(vii)         “Company Source Code” means, collectively, any software source code or database specifications or designs, or any material proprietary information or algorithm contained in or relating to any software source code or database specifications or designs, of any Company Owned Intellectual Property or Company Products.

(viii)        “Company Trade Secrets” means all Trade Secrets owned (or co-owned) by or purported to be owned (or co-owned) by the Company.

(ix)          “Company Websites” means all websites owned, operated or hosted by the Company or through which the Company conducts the business (including those websites operated using the domain names listed in Section 2.12(a)(ix) of the Disclosure Schedule), and the underlying platforms for such websites.

(x)           “Governmental Grant” means any grant, loan, incentive, subsidy, award, participation, exemption, status, cost sharing arrangement, reimbursement arrangement or other benefit (including tax benefits), relief or privilege provided or made available by or on behalf of or under the authority of any governmental entity.

(xi)          “Intellectual Property” means (A) Intellectual Property Rights; and (B) Proprietary Information and Technology.

(xii)         “Intellectual Property Rights” means any and all of the following and all rights (including database rights) in, arising out of, or associated therewith, throughout the world: patents, utility models, and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof and equivalent or similar rights in inventions and discoveries anywhere in the world, including invention disclosures, common law and statutory rights associated with trade secrets, confidential and proprietary information and know-how, industrial designs and any registrations and applications therefor, trade names, logos, trade dress, trademarks and service marks, trademark and service mark registrations, trademark and service mark applications and any and all goodwill associated with and symbolized by the foregoing items, Internet domain name applications and registrations, Internet and World Wide Web URLs or addresses, data, copyrights, copyright registrations and applications therefor and all other rights corresponding thereto, moral and economic rights of authors and inventors, however denominated and any similar or equivalent rights to any of the foregoing, and all tangible embodiments of the foregoing.

(xiii)       “Open Source Materials” means software or other material that is distributed as “free software”, “open source software” or under similar licensing or distribution terms (including but not limited to the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL) the Sun Industry Standards License (SISL) and the Apache License).

(xiv)       “Privacy Laws” means (i) each applicable law applicable to the protection or Processing or both of Personal Data, and includes rules relating to the US-EU/Switzerland Safe Harbor, Payment Card Industry Data Security Standards, and direct marketing, emails, text messages or telemarketing; (ii) guidance issued by a governmental entity that pertains to one of the laws, rules, or standards outlined in part (i) of this definition; and (iii) industry self-regulatory principles applicable to the protection or Processing of Company Personal Data, direct marketing, emails, text messages or telemarketing.

(xv)         “Process” or “Processing” means, with respect to data, the use, collection, processing, storage, recording, organization, adaption, alteration, transfer, retrieval, disclosure, dissemination or combination of such data.

(xvi)       “Proprietary Information and Technology” means any and all of the following: works of authorship, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, assemblers, applets, compilers, user interfaces, application programming interfaces, protocols, architectures, documentation, annotations, comments, designs, files, records, schematics, test methodologies, test vectors, emulation and simulation tools and reports, hardware development tools, models, tooling, prototypes, breadboards and other devices, data, data structures, databases, data compilations and collections, inventions (whether or not patentable), invention disclosures, discoveries, improvements, technology, proprietary and confidential ideas and information, know-how and information maintained as trade secrets, tools, concepts, techniques, methods, processes, formulae, patterns, algorithms and specifications, customer lists and supplier lists and any and all instantiations or embodiments of the foregoing or any Intellectual Property Rights in any form and embodied in any media.

(xvii)       “Third-Party Intellectual Property” means any and all Intellectual Property owned by a third party.

(xviii)     “Trade Secrets” means all inventions (whether or not patentable) and improvements thereto, know-how, research and development information, business plans, specifications, designs, processes, process libraries, technical data, customer data, financial information, pricing and cost information, bills of material, or other confidential information exclusively owned by a Person, including any formula, pattern, compilation, program, device, method, technique, or process, that (i) provides an actual or potential independent economic value from not being generally known to and not being readily ascertainable by, other Persons, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

(xix)        “Company Personal Data” means any data or information relating to a natural Person in any media or format where the Person can be identified directly or indirectly either from such data or information or from the combination of such data or information with other data or information that is in the possession of the Company, including a natural Person’s (including a customer’s or an employee’s) name, street address, telephone number, e-mail address, photograph, factors specific to his/her physical, physiological, mental, economic, cultural or social identity, social security number, driver’s license number, passport number or customer, account number, geo-location data, voice recording, video recording, Internet Protocol address, device identifier, or other persistent identifier,  “information” as defined by the Israeli Privacy Protection Law, 1981 (whether or not such “information” constitutes “sensitive information” as defined thereunder), or any other piece of information that allows the identification of a natural Person or is otherwise considered personally identifiable information or personal data under any Privacy Laws.

(b)          The Company Intellectual Property, together with any Intellectual Property licensed to the Company pursuant to the Access and License Agreement, collectively constitutes all of the Intellectual Property necessary for the Company’s conduct of, or that are used in or held for use for the conduct of, the Business, without: (i) the need for the Company to acquire or license any other intangible asset, intangible property or Intellectual Property Right, and (ii) the breach or violation of any contract.  The Company has not transferred ownership of, or agreed to transfer ownership of, or, except as set forth in Section 2.12(b) of the Disclosure Schedule, granted any exclusive licenses to, or agreed to grant any exclusive licenses to any Company Owned Intellectual Property to any third party.  No third party nor Parent has any ownership right, title, interest, claim in or lien on any of the Company Owned Intellectual Property (excluding for the avoidance of doubt non-exclusive licenses granted by the Company to its distributors, users and customers).

(c)          Section 2.12(c) of the Disclosure Schedule lists all Company Registered Intellectual Property, and the jurisdictions in which it has been issued or registered or in which any application for such issuance and registration has been filed, or in which any other filing or recordation has been made as well as a complete and correct list of all material unregistered trademarks, trade names, and service marks used by the Company; and all actions that are required to be taken by the Company vis-à-vis the applicable authorities with which such Company Registered Intellectual Property was registered or filed within 120 days of the date hereof with respect to such Company Registered Intellectual Property in order to avoid prejudice to, impairment or abandonment of such Company Registered Intellectual Property (including without limitation all office actions, provisional conversions, annuity or maintenance fees or re-issuances).  Each item of Company Registered Intellectual Property that has been issued by a governmental authority is valid and is not subject to a currently pending application, and all registration, maintenance and renewal fees currently due in connection with such Company Registered Intellectual Property or any pending applications therefor have been paid and all documents, recordations and certificates in connection with such Company Registered Intellectual Property that were required to be filed have been filed with the relevant patent, copyright, trademark or other authorities in which such Company Registered Intellectual Property has been filed, for the purposes of prosecuting, maintaining and perfecting such Company Registered Intellectual Property and recording the Company’s ownership interests therein.  All such applications have been pursued in a diligent and commercially reasonable manner. For the avoidance of doubt, no assurance is provided that any patent applications will be allowed registration as patents or that once issued will not be held to be invalid, and any failure to be so allowed, or so held, shall not be considered a breach of a representation or warranty herein.

(d)           Governmental Grants.

(i)          Section 2.12(d)(i) of the Disclosure Schedule identifies each Governmental Grant that has been or is provided to the Company or for which the Company has applied.  Except as set forth on Section 2.12(d)(i) of the Disclosure Schedule, the Company has never received any Governmental Grant.  The Company has provided to the Investor accurate and complete copies of: (i) all applications and related documents and correspondence submitted by the Company to any governmental entity in connection with Governmental Grants and (ii) all certificates of approval and letters of approval (and supplements thereto) granted to the Company by any governmental entity in connection with Governmental Grants.   In each such application submitted by or on behalf of the Company, all information required by such application has been disclosed accurately and completely in all material respects, the Company has not made any material misstatements of fact and any non-material disclosures that are not accurate or complete would not cause the loss of the Company obtained by such application.  There are no undertakings of the Company given in connection with any Governmental Grant.  The Company is in compliance with the terms, conditions, requirements and criteria of all Governmental Grants, including all reporting requirements as per applicable law, except for any noncompliance with such Governmental Grants that would not cause the Company to lose a material benefit or incur any material liability and has duly fulfilled all conditions, undertakings and other obligations relating thereto.  Except as set forth in Section 2.12(d)(i) of the Disclosure Schedule, no governmental entity: (i) has awarded any participation or provided any support to the Company; or (ii) is or may become entitled to receive any royalties or other payments from the Company.

(ii)          Section 2.12(d)(ii) of the Disclosure Schedule sets forth, with respect to each Governmental Grant referred to in 2.12(d)(i) of the Disclosure Schedule: (i) a complete and accurate report of the total amount of the benefits received by the Company under each Governmental Grant,  the total amount of the benefits available for future use by the Company under each Governmental Grant and the aggregate amounts of all grants; (ii) the time period in which the Company received, or will be entitled to receive, benefits under such Governmental Grant; and (iii) any Governmental Grant consisting of a Tax incentive  (other than incentives generally available by operation of law without application or action by any governmental entity).  No event has occurred, and no circumstance or condition exists, that would reasonably be expected to give rise to: (A) the annulment, revocation, withdrawal, suspension, cancellation, recapture or modification of any Governmental Grant; (B) the imposition of any limitation on any Governmental Grant or any benefit available in connection with any Governmental Grant; or (C) a requirement that the Company return or refund any benefits provided under any Governmental Grant.  The Company has obtained all authorizations and approvals necessary for the consummation of the purchase of the Transferred Assets pursuant to the terms of this Agreement in order to ensure that the purchase of the Transferred Assets: (1) will not adversely affect the ability of the Company to obtain the benefit of any Governmental Grant for the remaining duration thereof or require any recapture of any previously claimed incentive; and (2) will not result in (x) the failure of the Company to comply with any of the terms, conditions, requirements and criteria of any Governmental Grant, applicable laws, regulations, ordinances or guidelines or (y) any claim by any governmental entity or other Person that the Company is required to return or refund, or that any governmental entity is entitled to recapture, any benefit provided under any Company.  Except as set forth in Section 2.12(d)(ii) of the Disclosure Schedule, no consent of any governmental entity or other Person is required to be obtained prior to the consummation of the purchase of the Transferred Assets pursuant to the terms of this Agreement in order to preserve the entitlement of the Company to any Governmental Grant or to avoid any increase in royalty rates incurred by the Company under any such Governmental Grant or other change in the terms and conditions applicable to the Company under any such Governmental Grant.  There is no intention to change the terms of any Governmental Grant, except as may result from generally applicable changes to the relevant laws and regulations thereunder. No Governmental Grant imposes any restriction on the Company's use of any Intellectual Property developed with funds received under such Governmental Grant or gives the grantor of such Governmental Grant any rights in any such developed Intellectual Property.

(iii)          Except as set forth in Section 2.12(d)(iii) of the Disclosure Schedule, no items of Company Owned Intellectual Property were developed or derived from, in whole or in part, funding or resources provided by, or are subject to restriction, constraint, control, supervision, or limitations imposed by any Governmental Entity or regulatory authority.

(e)          Company Products.  Section 2.12(e) of the Disclosure Schedule lists all Company Products that have been made available for use or purchase by the Company, including any product or service currently under development and scheduled for commercial release within 90 days of the date hereof, for each such Company Product (and each version thereof) identifying its release date.

(f)          Private Grants.  At no time during the conception of or reduction to practice of any of the Company Owned Intellectual Property was the Company or any developer, inventor or other contributor to such Company Owned Intellectual Property operating under any grants from any private source, performing research sponsored by any private source or subject to any employment agreement or invention assignment or nondisclosure agreement or other obligation with any third party that could or would reasonably be expected to adversely affect, restrict or in any manner encumber the Company's rights in such Company Owned Intellectual Property.  No facilities of a university, college, other educational institution or research center was used in the development of the Company Owned Intellectual Property.

(g)          Assignment.  All rights in, to and under all Intellectual Property assigned as part of the Assignment have been duly and validly assigned to the Company, and the Company has no reason to believe that any such Person is unwilling to provide the Company with such cooperation as may reasonably be required to complete and prosecute all appropriate Israeli and foreign patent and copyright filings related thereto.

(h)         Invention Assignment and Confidentiality Agreement.  The Company has secured, or Parent has secured with respect to any of the Transferred Assets, from all (i) employees and Company contractors who independently or jointly contributed to or participated in the conception, reduction to practice, creation or development of any Intellectual Property for the Company and (ii) named inventors of patents and patent applications owned or purported to be owned by the Company (any Person described in clauses (i) or (ii), an “Author”), unencumbered and unrestricted exclusive ownership of, all of the Authors’ Intellectual Property in such contribution.  No Author has affirmatively retained any rights, licenses, claims or interest whatsoever with respect to any Intellectual Property developed by the Author for the Company or the Parent with respect to the Transferred Assets.  Without limiting the foregoing, the Company has obtained written and enforceable proprietary information and invention disclosure and Intellectual Property assignments from all current and former Authors and, in the case of patents and patent applications, such assignments have been recorded with the relevant authorities in the applicable jurisdiction or jurisdictions.   The Company has provided to the Investor copies of all such forms currently and historically used by the Company, and each proprietary information and invention disclosure and Intellectual Property assignment executed by each Author is substantially similar to the forms the Company has made available to the Investor.

(i)           No Violation.  To the Company's knowledge, no current or former employee or contractor of the Company:  (i) is in violation of any term or covenant of any contract relating to invention disclosure, invention assignment, non-disclosure, data privacy, non-competition or any other contract with any other party by virtue of such employee’s or contractor’s being employed by, or performing services for, the Company or using trade secrets or proprietary information of others without permission; or (ii) has developed any technology, software or other copyrightable, patentable or otherwise proprietary work for the Company or Parent with respect to the Transferred Assets that is subject to any agreement under which such employee or contractor has assigned or otherwise granted to any third party any rights (including Intellectual Property Rights) in or to such technology, software or other copyrightable, patentable or otherwise proprietary work.  To the Company's knowledge, neither the execution nor delivery of this Agreement will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract of the type described in clause (i) of the immediately foregoing sentence.

(j)          Confidential Information.  The Company has taken commercially reasonable steps to protect and preserve the confidentiality of all confidential or non-public information of the Company (including Company Trade Secrets) as well as confidential or non-public information provided by any third party (including Company Trade Secrets, Company Personal Data) to the Company under a written obligation of confidentiality (“Company Confidential Information”).  All current and former employees and contractors of the Company and any third party having access to Company Confidential Information have executed and delivered to the Company a written legally binding agreement regarding the protection of such Company Confidential Information.  The Company has implemented and maintains reasonable security, disaster recovery and business continuity plans consistent with industry practices of companies offering similar services and having similar resources as the Company.  To the knowledge of the Company, the Company has not experienced any breach of security or otherwise unauthorized access by third parties to the Company Confidential Information, including Company Personal Data in the Company’s possession, custody or control.  There has not been any failure with respect to any of the computer systems, including software, used by the Company in the conduct of the business.  To the knowledge of the Company, there has been no Company or third-party breach of confidentiality. Nothing in this Section 2.12(j)  is intended to limit the scope of Section 2.12(p) of this Agreement.

(k)         Non-Infringement.  To the knowledge of the Company, there is no unauthorized use, unauthorized disclosure, infringement, violation or misappropriation of any Company Owned Intellectual Property (including any applicable Transferred Assets) by any third party.  In the three (3) years prior to the date of this Agreement, there has not been any Legal Proceeding for infringement, violation or misappropriation of any Company Owned Intellectual Property (including any applicable Transferred Assets.  The Company (including as a successor to any of the Transferred Assets) does not have any liability for infringement, violation or misappropriation of any Intellectual Property Rights of any third party.  To the Company's knowledge, the operation of the Business, including the design, development, manufacturing, reproduction, marketing, licensing, sale, offer for sale, importation, distribution, provision and/or use of any Company Product, Company Owned Intellectual Property as previously conducted and as currently conducted by the Company, has not and does not infringe (directly or indirectly, including via contribution or inducement), misappropriate or violate any Intellectual Property Rights of any third party.  The Company (nor Parent with respect to any of the applicable Transferred Assets) has not been sued in any Legal Proceeding or received any written communications (including any third party reports by users) alleging that the Company (or Parent with respect to any applicable Transferred Assets) has infringed, misappropriated, or violated or, by conducting the Business, would infringe, misappropriate, or violate any Intellectual Property of any other Person or entity.  No Company Owned Intellectual Property or Company Product is subject to any Legal Proceeding, judgment, writ, decree, stipulation, determination, decision, award, rule, preliminary or permanent injunction, temporary restraining order or other order of any governmental Entity or arbitrator (“Order”), settlement agreement or right that restricts in any manner the use, transfer, or licensing thereof or that may adversely affect the validity, use or enforceability of any such Company Owned Intellectual Property.

(l)           Licenses; Agreements.  Except as set forth in Section 2.12(l) of the Disclosure Schedule, the Company has not granted any options, licenses or agreements of any kind relating to any Company Owned Intellectual Property outside of normal nonexclusive end use terms of service entered into by users of the Company Products in the ordinary course (copies of which have been provided to the Investor), and the Company is not bound by or a party to any option, license or agreement of any kind with respect to any of the Company Owned Intellectual Property.  Except as set forth in Section 2.12(l) of the Disclosure Schedule, the Company is not obligated to pay any royalties, fees or other payments to any Person (other than salaries payable to employees and contractors, not contingent on or related to use of their work product and commissions on sales payable to employees) or third parties with respect to the marketing, sale, distribution, manufacture, license or use of any Company Products or Company Intellectual Property or any other Intellectual Property Rights.

(m)          Other Intellectual Property Agreements.  With respect to the Company Intellectual Property Agreements:

(i)          Each such agreement is valid and subsisting and has, where required of the Company, been duly recorded or registered;

(ii)          Except as set forth in Section 2.12(m)(ii) of the Disclosure Schedule, the Company is not (and will not be as a result of the execution and delivery or effectiveness of this Agreement or the performance of the Company’s obligations under this Agreement), in breach of any Company Intellectual Property Agreement and the consummation of the Contemplated Transactions will not result in the modification, cancellation, termination, suspension of, or acceleration of any payments, rights, obligations, or remedies with respect to any Company Intellectual Property Agreements, or give any non- Company party to any Company Intellectual Property Agreement the right to do any of the foregoing;

(iii)          To the knowledge of the Company, no counterparty to any Company Intellectual Property Agreement is in breach thereof;

(iv)          At and immediately following the Closing, the Company will be permitted to continue to exercise all of its rights under the Company Intellectual Property Agreements to the same extent the Company would have been able to had the transactions under this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments that the Company would otherwise be required to pay;

(v)          There are no disputes or private or governmental action, inquiry, claim, proceeding, suit, hearing, litigation, audit or investigation, in each case whether civil, criminal, administrative, judicial or investigative, or any appeal therefrom, in each case by or before any governmental entity or arbitrator (“Legal Proceeding”) pending or, to the knowledge of the Company, threatened, regarding any Company Intellectual Property Agreements, or performance under any such agreements including with respect to any payments to be made or received by the Company thereunder;

(vi)          No Company Intellectual Property Agreement requires the Company to include any Third-Party Intellectual Property in any Company Product or obtain any Person’s approval of any Company Product at any stage of development, licensing, distribution or sale of that Company Product;

(vii)          None of the Company Intellectual Property Agreements grants any third party exclusive rights to or under any Company Intellectual Property;

(viii)          None of the Company Intellectual Property Agreements grants any third party the right to sublicense any Company Intellectual Property;

(ix)          The Company has obtained valid, written, perpetual, non-terminable (other than for cause) licenses (sufficient for the conduct of the Business) to all Third-Party Intellectual Property that is incorporated into, integrated or bundled by the Company with any of the Company Products; and

(x)          No third party that has licensed Intellectual Property Rights to the Company has ownership or license rights to improvements or derivative works made by the Company in the Third-Party Intellectual Property that has been licensed to the Company.

(xi)          Non-contravention.  None of the execution and performance of this Agreement, the consummation of the transactions under this Agreement and the assignment to the Company by operation of law at the Closing of any contracts to which the Company is a party or by which any of its assets is bound (to the extent such contracts provide for such assignment by operation of law at the Closing), will result in: (i) the Company or any of its affiliates (other than the Company as to Company Intellectual Property after Closing) granting to any third party any right to or with respect to any Intellectual Property Rights or data owned by, or licensed to the Company or any of its affiliates, (ii) the Company or any of its affiliates (other than the Company after the Closing), being bound by or subject to, any exclusivity obligations, non-compete or other restriction on the operation or scope of their respective businesses, (iii) the Company being obligated to pay any royalties or other material amounts to any third party in excess of those payable by any of them, respectively, in the absence of this Agreement or the transactions under the Agreement or (iv) any termination of, or other material adverse impact to, any Company Intellectual Property.

(n)          Company Source Code.  Except as set forth in Section 2.12(n) of the Disclosure Schedule, the Company has not disclosed, delivered or licensed to any Person or agreed or obligated itself to disclose, deliver or license to any Person, or permitted the disclosure or delivery to any escrow agent or other Person of, any Company Source Code, other than disclosures to employees and Company contractors involved in the development of Company Products.  No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in the disclosure, delivery or license by the Company of any Company Source Code, other than disclosures to employees and Company contractors involved in the development of Company Products.  Without limiting the foregoing, neither the execution nor performance of this Agreement nor the consummation of any of the Contemplated Transactions will result in a release from escrow or other delivery to a third party of any Company Source Code.

(o)          Open Source Software.  Section 2.12(o) of the Disclosure Schedules identifies all Open Source Materials used in any Company Products or that are otherwise distributed by the Company, describes the manner in which such Open Source Materials were used (such description shall include whether (and, if so, how) the Open Source Materials were modified and/or distributed by the Company) and identifies the licenses under which such Open Source Materials were used.  Except as set forth on Section 2.12(o)  of the Disclosure Schedules, the Company is in compliance with the terms and conditions of all licenses for the Open Source Materials.  The Company has not (i) incorporated Open Source Materials into, or combined Open Source Materials with, the Company Owned Intellectual Property or Company Products; (ii) distributed Open Source Materials in conjunction with any Company Owned Intellectual Property or Company Products; or (iii) used Open Source Materials in such a way that, with respect to clauses (i), (ii), or (iii), creates, or purports to create, obligations for the Company with respect to any Company Owned Intellectual Property or grant, or purports to grant to any third party any rights or immunities under any Company Owned Intellectual Property (including using any Open Source Materials) that require, as a condition for the use, modification and/or distribution of such Open Source Materials, that other software incorporated into, derived from or distributed with such Open Source Materials be (A) disclosed or distributed in source code form, (B) licensed for the purpose of making derivative works or (C) redistributable at no charge).

(p)          Privacy.

(i)          The Company is in compliance in all material respects with the Company Privacy Policies and applicable Privacy Laws. Copies of all current and prior Company Privacy Policies have been made available to the Investor and such copies are true and accurate.

(ii)          The Company has established, and maintains, technical, physical and organizational measures, and security systems and technologies which they reasonably believe to be adequate to protect the Company data against accidental or unlawful Processing.

(iii)          To the Company’s knowledge, no breach, security incident, or violation of any data security policy in relation to the Company's data has occurred, or, to the Company's knowledge, is threatened, and there has been no unauthorized or illegal Processing of any Company data.  To the Company's knowledge, no circumstance has arisen in which: (i) Privacy Laws would require the Company to notify a governmental entity of a data security breach or security incident, or (ii) applicable guidance or codes of practice promulgated under Privacy Laws would recommend the Company to notify a governmental entity of a data security breach.

(iv)          The Company has not received or experienced, or has any knowledge of, any circumstance (including any circumstance arising as the result of an audit or inspection carried out by any governmental entity) that would reasonably be expected to give rise to, any Legal Proceeding, notice, communication, court order, warrant, complaint, demand, regulatory opinion, audit result, or allegation, from a governmental entity or any other Person (including a data subject): (A) alleging or confirming non-compliance with a relevant requirement of  Privacy Laws or Company Privacy Policies, (B) requiring or requesting the Company to amend, rectify, cease Processing, de-combine, permanently anonymize, block, or delete Company data, (C) permitting or mandating relevant governmental entities to investigate, requisition information from, or enter the premises of, the Company or (D) claiming compensation from the Company in connection with the above.  The Company has not been involved in any Legal Proceedings involving a breach or alleged breach of Privacy Laws or Company Privacy Policies.

(v)          The Company does not knowingly Process, or has ever obtained actual knowledge that it is Processing, the Personal Data of any natural Person under the age of 13.

(vi)          The Company has never directly stated or indirectly implied that Company Products enhance the security of data (including Personal Data) accessed, provided or sent by end users.

(q)          Company Websites.  To the Knowledge of the Company, no domain names have been registered by any Person that are similar to any trademarks, service marks, domain names or business or trading names used, created or owned by the Company.  The contents of any Company Website and all transactions and activities conducted over the Internet comply in all material respects with all applicable laws and Company Privacy Policies.

(r)           Information Technology.

(i)          Status.  Section 2.12(r) of the Disclosure Schedules lists the material server and hosting infrastructure and systems used by the Company in their operations (collectively, the “Company ICT Infrastructure”) and any security and disaster recovery arrangements relating thereto.  The arrangements relating to the Company ICT Infrastructure (including its operation and maintenance and any amendments or modifications thereto) will not be adversely affected by the transactions under the Agreement, and the Company ICT Infrastructure will continue to be available for use by the Company immediately following the consummation of the transactions under this Agreement on substantially the same terms and conditions as prevailed immediately before the Closing, without further action or payment by the Company.  The Company is the legal and beneficial owners of the Company ICT Infrastructure and the Company ICT Infrastructure is used exclusively by the Company.  The Company ICT Infrastructure that is currently used in the business constitutes all the information and communications technology and other systems infrastructure reasonably necessary to carry on the business as currently conducted.

(ii)          No Faults. Other than as set forth on Section 2.12(r)(ii) of the Disclosure Schedule, the Company has not experienced, any disruption in or to the operation of the business as a result of: (A) any substandard performance or defect in any part of the Company ICT Infrastructure whether caused by any viruses, bugs, worms, software bombs or otherwise, lack of capacity or otherwise or (B) a breach of security in relation to any part of the Company ICT Infrastructure.

(iii)          Company ICT Agreements.  All contracts relating to the Company ICT Infrastructure are valid and binding and no contract (including any Contract for Third-Party Intellectual Property) that relates to the Company ICT Infrastructure has been the subject of any breach by the Company. To the Company's knowledge, any other Person, and the Company (A) have not waived any breach thereof by any other Person, (B) have not received any written notice of termination of any such contract and (C) do not know of any circumstances that would give rise to a breach, suspension, variation, revocation or termination of any such contract without the consent of the Company (other than termination on notice in accordance with the terms of such contract).

(s)          Source Code Access.  No contract for Third-Party Intellectual Property licensed to the Company includes a written source code escrow agreement that entitles the Company to access such source code in the event of certain specified circumstances (including the insolvency of the supplier).

2.13          Material Contracts.

(a)          Section 2.13 of the Disclosure Schedule set forth a complete and accurate list of each of the following Contracts to which the Company is a party or otherwise bound and that are in effect on the date hereof, including contracts that have been transferred as part of the Assignment (any Contract of the nature described below, whether or not set forth on the Disclosure Schedule, is herein referred to as a “Company Material Contract”). “Contract” means any written or oral legally binding contract, agreement, instrument, commitment or undertaking of any nature (including leases, subleases, licenses, mortgages, notes, guarantees, sublicenses, subcontracts, letters of intent and purchase orders), including all amendments, supplements, exhibits and schedules thereto.

(i)          any Contract providing for payments by or to the Parent (through the date of transfer of the Transferred Assets by Parent to the Company) or the Company (following the date of such transfer) (or under which the Parent (through the date of transfer of the Transferred Assets by Parent to the Company) or the Company (following the date of such transfer) has made or received such payments) in any of the years ended December 31, 2016, 2017 or 2018 in an aggregate amount of $10,000 or more;

(ii)          (A) any dealer, distributor, joint marketing, strategic alliance, affiliate agreement or similar Contract, or any Contract providing for the grant of rights to reproduce, license, market or sell its products or services to any other Person or relating to the advertising or promotion of the Business or pursuant to which any third parties advertise on any websites operated by the Company or any of its subsidiaries or (B) any sales representative, original equipment manufacturer, manufacturing, value added, remarketer, independent software vendor, or other Contract for use or distribution of Company Products or Company Intellectual/ Property;

(iii)          any Contract terminable by the counterparty thereto upon assignment or change in control of the Company or requiring notification to counterparties in the event of assignment or change in control of the Company;

(iv)          (A) any joint venture Contract, (B) any Contract that involves a sharing of revenues, profits, cash flows, expenses or losses with other Persons and (C) any Contract that involves the payment of royalties to any other Person;

(v)          any Contract (A) with any of its officers, directors, employees or stockholders or any Person known by the Company to be a member of their immediate families, other than employee offer letters which are terminable at will without liability or obligation to the Company, employee invention assignment and confidentiality agreements on the Company’s standard form and option grant and exercise agreements on the Company’s standard form or (B) with any Person with whom the Company or any subsidiary does not deal at arm’s length;

(vi)          any Contract (A) pursuant to which any other party is granted exclusive rights or “most favored party” rights of any type or scope with respect to any of the Company Products or Company Intellectual Property, (B) containing any non-competition covenants or other restrictions relating to the Company Products or Company Owned Intellectual Property or (C) that limits the freedom of the Company to (I) engage or participate, or compete with any other Person, in any line of business, market or geographic area with respect to the Company Products or the Company Owned Intellectual Property, or to make use of any Company Owned Intellectual Property or personal data including any grants by the Company of exclusive rights or licenses or (II) sell, distribute or manufacture any products or services or to purchase or otherwise obtain any software, components, parts or services;

(vii)        any standstill or similar agreement containing provisions prohibiting a third party from purchasing equity interests of the Company or assets of the Company or otherwise seeking to influence or exercise control over the Company;

(viii)         other than “shrink wrap” and similar generally available commercial end-user licenses to software that have an individual acquisition cost of $1,000 or less, all licenses, sublicenses and other Contracts to which the Company is a party and pursuant to which the Company acquired or is authorized to use any Third-Party Intellectual Property used in the development, marketing or licensing of the Company Products;

(ix)         any license, sublicense, or other Contract to which the Company is a party and pursuant to which any Person is authorized to use any Company Owned Intellectual Property or Personal Information (other than customer agreements on the Company’s standard form agreement, a copy of which has been provided to the Investors);

(x)            any license, sublicense, or other Contract pursuant to which the Company or the Parent (with respect to any applicable Transferred Asset) has agreed to any restriction on the right of the Company to use or enforce any Company Owned Intellectual Property or pursuant to which the Company agrees to encumber, transfer or sell rights in or with respect to any Company Owned Intellectual Property or Personal Information;

(xi)           any Contracts relating to the membership of, or participation by, the Company in, or the affiliation of the Company with, any industry standards group or association;

(xii)          any Contract providing for the development of any Intellectual Property, independently or jointly, either by or for Company (other than employee invention assignment agreements and consulting agreements with Authors on the Company standard form of agreement, copies of which have been provided to the Investors);

(xiii)         any confidentiality, secrecy or non-disclosure Contract other than any such Contract entered into by the Company in the ordinary course of business;

(xiv)         any Contract to license or authorize any third party to manufacture or reproduce any of the Company Products, Company Intellectual Property or Personal Information;

(xv)          any Contract pursuant to which any exclusive licenses or rights, or any covenants not to sue or non-assertion provisions, in or to the Company Intellectual Property are granted by the Company or the Parent (with respect to the applicable Transferred Assets);

(xvi)         any Contract containing any indemnification, warranty, support, maintenance or service obligation on the part of the Company;

(xvii)        any settlement or litigation “standstill” agreement;

(xviii)       any Contract pursuant to which rights of any third party are triggered or become exercisable, or under which any other consequence, result or effect arises, in connection with or as a result of the execution of this Agreement or the consummation of the transaction under the Agreement, either alone or in combination with any other event;

(xix)         any Company Product warranty (other than customer agreements and end user agreements, copies of which have been provided to the Investors);

(xx)         any Contract or plan (including any share option, merger and/or share bonus plan) relating to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any shares of Company share capital or any other securities of the Company or any options, warrants, convertible notes or other rights to purchase or otherwise acquire any such shares, other securities or options, warrants or other rights therefor;

(xxi)          (A) any Contract granting any change of control, retention, severance, bonus or termination pay benefits (in cash, equity or otherwise); or (B) any contractor, consulting or sales Contract with a firm or other organization;

(xxii)        any Contract or filing related to any item required to be disclosed in Section 2.13(a)  of the Company Disclosure Schedule;

(xxiii)       any Contract with any labor union or any collective bargaining agreement or similar contract with its employees;

(xxiv)       any trust indenture, mortgage, promissory note, loan or credit agreement or other Contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;

(xxv)        any Contract of guarantee, surety, support, indemnification (other than pursuant to its standard customer agreements), assumption or endorsement of, or any similar commitment with respect to, the liabilities or indebtedness of any other Person;

(xxvi)       any Contract for capital expenditures in excess of $10,000 in the aggregate;

(xxvii)      any Contract pursuant to which the Company is a lessor or lessee of any real property or any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property;

(xxviii)    any Contract pursuant to which the Company has acquired a business or entity, or assets of a business or entity, whether by way of merger, consolidation, purchase of stock, purchase of assets, license or otherwise, or any Contract pursuant to which it has any material ownership interest in any other Person; and

(xxix)       any Contract with any governmental entity, any agreement which requires consents, licenses, permits, grants, and other authorizations of a governmental entity, or any Contract with a government prime contractor, or higher-tier government subcontractor, including any indefinite delivery/indefinite quantity contract, firm-fixed-price contract, schedule contract, blanket purchase agreement, or task or delivery order (each, a “Government Contract”).

(b)          All Company Material Contracts are in written form.  Each of the Company and the Parent (with respect to any applicable Transferred Asset) has performed all of the obligations required to be performed by it and is entitled to all benefits under, and is not alleged to be in default in respect of, any Company Material Contract.  Each of the Company Material Contracts is in full force and effect, subject only to the effect, if any, of applicable bankruptcy and other similar applicable laws affecting the rights of creditors generally and rules of law governing specific performance, injunctive relief and other equitable remedies.  There exists no default or event of default or event, occurrence, condition or act, with respect to the Company or the Parent (with respect to any applicable Transferred Asset) or to the knowledge of the Company, with respect to any other contracting party, that, with the giving of notice, the lapse of time or the happening of any other event or condition, would reasonably be expected to (i) become a default or event of default under any Company Material Contract or (ii) give any third party (A) the right to declare a default or exercise any remedy under any Company Material Contract, (B) the right to a rebate, chargeback, refund, credit, penalty or change in delivery schedule under any Company Material Contract, (C) the right to accelerate the maturity or performance of any obligation of the Company under any Company Material Contract, or (D) the right to cancel, terminate or modify any Company Material Contract.  Neither the Company nor the Parent (with respect to any applicable Transferred Asset) has received any written notice or other written communication regarding any actual or possible violation or breach of, default under, or intention to cancel or modify any Company Material Contract.  Neither does the Company nor the Parent (with respect to any applicable Transferred Asset) have any liability for renegotiation of Government Contracts.  True, correct and complete copies of all Company Material Contracts have been provided to the Investor.

2.14          Brokers and Finders. The Company has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement. No commission or compensation in the nature of a finders’ fee shall be payable by the Company or any of its officers, employees or representatives, in their capacities as such, in connection with the transactions contemplated by this Agreement.

2.15          Tax Matters. All taxes, duties and assessments payable or incurred by the Company (or the Parent with respect to the Transferred Assets) prior to the Closing Date that are reasonably expected to result in an Encumbrance upon any of the Transferred Assets have been or will timely be paid by Company other than those being contested in good faith by the Company. There is no Encumbrance for Taxes upon any of the Transferred Assets nor, to the knowledge of the Company, is any taxing authority in the process of imposing any Encumbrance for Taxes on any of the Transferred Assets.

2.16             Litigation.

(a)          There is no Legal Proceeding to which the Company or any of its respective assets or any of its respective directors or officers (in their capacities as such or relating to their employment, services or relationship with the Company) is party pending before any governmental entity, or, to the knowledge of the Company, threatened against the Company or any of its respective assets or any of its respective directors, officers or employees (in their capacities as such or relating to their employment, services or relationship the Company).  There is no Order served against the Company or any of their respective assets, and to the knowledge of the Company, there is no investigation or other Legal Proceeding pending or, to the Company's knowledge, threatened against the Company or any of its respective assets or directors, officers or employees (in their capacities as such or relating to their employment, services or relationship with the Company).  The Company does not have any Legal Proceeding pending against any other person.  No governmental entity has at any time challenged or questioned the legal right the Company to conduct its respective operations as presently conducted.

(b)          There is no Order served against any of the Company’s or any of its directors, officers or employees (in their capacities as such or relating to their employment, services or relationship with the Company).  To the knowledge of the Company, there is not any basis for any Legal Proceeding by or against the Company.  To the knowledge of the Company, there is no basis for any Person to assert a claim against the Company or any of its respective assets or any of its directors, officers or employees or any other person who has a contractor right or right pursuant to applicable law to indemnification from the Company (in their capacities as such or relating to their employment, services or relationship with the Company) based upon: (a) the Company entering into this Agreement, any of the Contemplated Transactions, including a claim that such director, officer or employee breached a fiduciary duty in connection therewith, (b) any confidentiality or similar agreement entered into by the Company regarding its assets or (c) any claim that the Company has agreed to sell or dispose of any of its assets, whether by way of merger, consolidation, sale of assets or otherwise.

2.17          Insurance.  The Company maintains the policies of insurance and bonds set forth in Section 2.17 of the Disclosure Schedules, including all legally required workers’ compensation insurance and errors and omissions, casualty, fire and general liability insurance.  Section  2.17 of the Disclosure Schedules sets forth the name of the insurer under each such policy and bond, the type of policy or bond, the coverage amount and any applicable deductible as of the date hereof as well as all material claims made under such policies and bonds since inception.  The Company has provided to the Investors true, correct and complete copies of all such policies of insurance and bonds issued at the request or for the benefit of the Company.  There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.  All premiums due and payable under all such policies and bonds have been timely paid and the Company is otherwise in compliance with the terms of such policies and bonds.  All such policies and bonds remain in full force and effect, and the Company has no knowledge of any threatened termination of, or premium increase with respect to, any of such policies.

2.18          Anti-Bribery Matters.  Within the five (5) years prior to the date hereof, neither the Company nor  any of the Company’s directors, officers, employees or, to the best of the Company’s knowledge, its agents have, directly or indirectly, whether on behalf of the Company or on behalf of Parent, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, (the “FCPA”)), which term includes but is not limited to a person acting in an official capacity for any government department, agency or instrumentality, including state-owned or controlled companies, and public international organizations, foreign political party or official thereof or candidate for foreign political office for the purpose of (i) influencing any official act or decision of such official, party or candidate, (ii) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, or (iii) securing any improper advantage, in the case of (i), (ii) and (iii) above in order to assist the Company or any of its affiliates in obtaining or retaining business for or with, or directing business to, any person. Within the five (5) years prior to the date hereof, neither the Company nor any of its directors, officers, employees or, to the best of the Company’s knowledge, its agents have made or authorized, directly or indirectly, on behalf of the Company or on behalf of the Parent, any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation, including but not limited to the FCPA, the UK Bribery Act 2010 and the Canadian Corruption of Foreign Public Officials Act.

2.19          Prohibited Transactions. Within the five (5) years prior to the date hereof, neither the Company nor any of the Company’s directors, officers, employees or, to the best of the Company’s knowledge, its agents have, directly or indirectly, whether on behalf of the Company or on behalf of Parent, engaged in any dealings or any transactions with any  person or entity described or designated on the list of Specially Designated Nationals and Blocked Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) or is otherwise a person or entity officially sanctioned by the United States pursuant to the OFAC sanctions laws.

3.          REPRESENTATIONS AND WARRANTIES OF THE INVESTOR AND THE PARENT.

Each of the Investor and the Parent, severally and not jointly and each with respect to itself, hereby represents and warrants that the following representations are true, correct and complete as of the date hereof and as of the Closing (as if made on the Closing Date); except, in each case, as to such representations and warranties that address matters as of a particular date, which are given only as of such date:

3.1          Authorization; Organization. Each of the Investor and the Parent is duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction in which it has been incorporated and has full power and authority to enter into the Transaction Documents. The Transaction Documents to which the Investor and the Parent is a party, when executed and delivered by the Investor and the Parent, and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute valid and binding obligations of the Investor and the Parent, enforceable against the Investor and the Parent in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2          No Conflict; Consents. The execution, delivery and performance by the Investor and the Parent of the Transaction Documents to which it is a party and the consummation of the transactions contemplated by such Transaction Documents do not and will not (a) result in any conflict with, or a breach or violation, with or without the passage of time and giving of notice, of any of the terms, conditions or provisions of, or give rise to rights to others (including rights of termination, cancellation or acceleration) under: (i) the governing documents of the Investor or the Parent; (ii) any judgment, injunction, order, writ, decree or ruling of any court or governmental authority, domestic or foreign, to which the Investor or the Parent is subject; (iii) any material contract or agreement, lease, license or commitment to which the Investor or the Parent is a party or by which it is bound; (iv) any applicable law; or (b) require the consent, approval or authorization of, registration, qualification or filing with, or notice to any person or any federal, state, local or foreign governmental authority or regulatory authority or agency, on the part of the Investor or the Parent, which has not heretofore been obtained or made or will be obtained or made prior to Closing.

3.3          Purchase Entirely for Own Account. Each of the Purchased Shares and the Parent Shares will be acquired for investment for the Investor or the Parent’s own account (as applicable), not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and each of the Investor and the Parent has no present intention of selling, granting any participation in, or otherwise distributing the same. Each of the Investor and the Parent does not presently have any contract, undertaking, agreement or arrangement to sell, transfer or grant participation rights to any person with respect to any of the Purchased Shares or the Parent Shares (as applicable). Neither the Investor nor the Parent has been formed for the specific purpose of acquiring the Purchased Shares or the Parent Shares as applicable.

3.4          Disclosure of Information. Each of the Investor and the Parent has had an opportunity to discuss the Company’s business, operations, properties, prospects, technology, plans, management, financial affairs and the terms and conditions of the offering of the Purchased Shares and the Parent Shares with the Company’s management and has had an opportunity to review the Company’s facilities. The foregoing, however, does not limit, modify or qualify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor or the Parent to rely thereon. Each of the Investor and the Parent acknowledges that any projections provided (if any) by the Company are uncertain in nature, and that some or all of the assumptions underlying such projections may not materialize or will vary significantly from actual results.

3.5          Investment Experience; Accredited Investor; Non-U.S. Person. Each of the Investor and the Parent is an investor in securities of companies in the development stage and acknowledges that it can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating and understanding the merits and risks of the investment in the Purchased Shares and the Parent Shares as applicable. Each of the Investor and the Parent is either (i) an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, or (ii) a Non U.S. Person as defined under Regulation S promulgated under the Securities Act. To the extent that the Investor or the Parent is a non U.S. Person, such Investor or Parent (x) is not acquiring Purchased Shares or the Parent Shares, as applicable, for the account or benefit of any U.S. Person, (y) is not, at the time of execution of this Agreement, and will not be, at the time of the Closing, in the United States and (z) is not a “distributor” (as defined in Regulation S promulgated under the Securities Act).

3.6          Restricted Securities. The Purchased Shares and the Parent Shares have not been and will not be registered under the Securities Act or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Each of Investor and the Parent is aware that the Company is under no obligation to effect any such registration or to file for or comply with any exemption from registration. The sale and issuance of the Purchased Shares and the Parent Shares have not been registered under the Securities Act by reason of a specific exemption from registration which depends upon, among other things, the accuracy of the Investor and the Parent's representations as expressed herein.

3.7          Legends. The Purchased Shares and the Parent Shares, and (if applicable) any securities issued in respect of or exchange for the foregoing may be notated with the following or a similar legend as well as other legends as may be required by applicable securities laws: “THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO TRANSFER OF SUCH SHARES MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

4.          REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE PURCHASED COMPANY.

Each of the Seller and the Purchased Company, severally and jointly, hereby represents and warrants to the Company that, except as set forth in the Disclosure Schedule delivered to the Company on the date hereof (the “Purchased Company Disclosure Schedule”), which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true, correct and complete as of the date hereof and as of the Closing (as if made on the Closing Date); except, in each case, as to such representations and warranties that address matters as of a particular date, which are true, correct and complete only as of such date. The Purchased Company Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Section 4, and the information set forth in any section or subsection of the Purchased Company Disclosure Schedule shall apply to and qualify (a) the representation and warranty set forth in this Agreement to which it corresponds, and (b) whether or not an explicit reference or cross-reference is made, each other representation and warranty set forth in this Agreement for which it is readily apparent on its face to a reasonable person who has no knowledge of the disclosed subject matter that such information is relevant to such other section. For all purposes of this section 4, knowledge of the Purchased Company shall also include knowledge of the Seller.

For purposes of the representations and warranties in this Section 4, the term “Purchased Company” shall be deemed to include or reference (as applicable) any subsidiaries of the Purchased Company.

4.1          Organization. The Purchased Company is a company duly organized and validly existing and in good standing (to the extent the jurisdiction of its incorporation recognizes the concept of good standing) under the laws of Delaware and has all requisite corporate power and authority to carry on its business as currently conducted.

4.2          Title to Purchased Company Shares.  The Seller owns of record and beneficially all of the Purchased Company Shares and has good and valid title to all of such Purchased Company Shares, free and clear of all Encumbrances and, at Closing, shall deliver to the Acquirer good and valid title to such Purchased Company Shares, free and clear of all Encumbrances. The Seller does not own and does not have the right to acquire, directly or indirectly, any other securities of the Purchased Company.  The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any securities of the Purchased Company (other than this Agreement and the Charter Documents of the Purchased Company).  The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any share capital of the Purchased Company, except as set forth in Section 4.2 of the Purchased Company Disclosure Schedule.

4.3              Capitalization.

(a)          The authorized share capital of the Purchased Company consists of 1,000 shares of common stock, par value $0.01 per share, all of which are issued and outstanding.

(b)          All of the issued and outstanding shares of the Purchased Company are owned of record and beneficially by the Seller.

(c)          The issued and outstanding shares of the Purchased Company were duly and validly authorized and issued, fully paid and non-assessable, and offered and issued in compliance with the provisions of Purchased Company’s certificate of incorporation and bylaws, or equivalent governing documents, including all amendments thereto (the "Charter Documents") as in effect at the time of each such issuance and in compliance with all applicable corporate and securities laws. None of the issued and outstanding shares of the Purchased Company was offered or sold in such a manner as to make the offer, issuance or sale of such shares not exempted from registration requirements under applicable securities law.

(d)           Except for the preemptive rights and bring-along provisions under applicable law or in the Charter Documents, there are no outstanding share capital, options, warrants, rights (including conversion, preemptive rights, rights of first refusal or similar rights) or agreements for the purchase from the Purchased Company any of its share capital, or any securities convertible into or exchangeable for shares of the Purchased Company (whether now or hereinafter authorized or issued) or that could require the Purchased Company or a shareholder of the Purchased Company to issue, sell, transfer or otherwise cause to be outstanding any of the Purchased Company’s capital stock or securities convertible or exercisable into such capital stock.

(e)          No option, security or other equity award convertible or exercisable into shares of the Purchased Company contains a provision for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such option, security or other equity award upon the occurrence of any event or combination of events. No share, option, security or other equity award convertible or exercisable into shares of the Purchased Company is subject to repurchase or redemption (contingent or otherwise) by the Purchased Company, its subsidiaries or its shareholders, and neither the Purchased Company nor any subsidiary or shareholder have repurchased or redeemed any of Purchased Company’s shares, options, security or other equity awards.

(f)          The Purchased Company has not granted or agreed to grant registration rights and is not under any contractual obligation to register under the Securities Act, any of its currently outstanding securities, securities that may hereafter be issued upon conversion thereof, or shares or other securities it may hereafter issue or grant.

(g)          The Purchased Company has not declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its share capital.

4.4          Authorization. All corporate action on the part of the Purchased Company, its directors and shareholders, necessary for the authorization, execution, delivery and performance of the Transaction Documents and for the performance of all obligations of the Purchased Company under the Transaction Documents in accordance with their terms has been taken or will be taken prior to the Closing. The Transaction Documents, when executed and delivered by the Purchased Company, and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute valid and binding obligations of the Purchased Company, enforceable against the Purchased Company in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.5          No Conflict; Consents. The execution, delivery and performance by the Purchased Company and the Seller of the Transaction Documents and the consummation thereby of the Contemplated Transactions do not and will not (a) result in any conflict with, or a breach or violation, with or without the passage of time and giving of notice, of any of the terms, conditions or provisions of, or give rise to rights to others (including rights of termination, cancellation or acceleration) under: (i) the Purchased Company’s Charter Documents; (ii) any judgment, injunction, order, writ, decree or ruling of any court or governmental authority, domestic or foreign, to which the Purchased Company or Seller is subject; (iii) any contract or agreement, lease, license or commitment to which the Purchased Company or the Seller is a party or by which it is bound in any material respect; or (iv) any applicable law; (b) result in the creation of any Encumbrance upon any asset of the Purchased Company or the suspension, revocation, forfeiture, or nonrenewal of any permit or license applicable to the Purchased Company; or (c) require the consent, approval or authorization of, registration, qualification or filing with, or notice to any person or any federal, state, local or foreign governmental authority or regulatory authority or agency, on the part of the Purchased Company or the Seller, which has not heretofore been obtained or made or will be obtained or made prior to Closing.

4.6          Directors; Officers. The directors, observers and officers of the Purchased Company are listed on Section 4.6 of the Purchased Company Disclosure Schedule. The Purchased Company has no agreement, obligation or commitment with respect to the election of any individual to its Board or to the right to nominate an observer to the Board, and there is no such agreement among the Purchased Company’s shareholders, except as stated in the Purchased Company's Articles of Association. All agreements, commitments and understandings of the Purchased Company, whether written or oral, with respect to any compensation to be provided to any of the Purchased Company’s directors, observers or officers have been fully disclosed in writing to the Purchased Company prior to the Closing and listed on Section 4.6 of the Purchased Company Disclosure Schedule.

4.7          Subsidiaries. The Purchased Company does not own or control, directly or indirectly, any interest or any other right in any other corporation, association, or other business entity. The Purchased Company is not a participant in any joint venture, partnership, or similar arrangement. There are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Purchased Company, or that could require the Purchased Company or a shareholder thereof to issue, sell, transfer or otherwise cause to be outstanding any share capital or rights convertible or exercisable into shares of any Purchased Company.

4.8          Interested Party Transactions.  None of the key employees and directors of the Purchased Company and, to the knowledge of the Purchased Company, none of the other employees of (a) the Purchased Company and (b) any  Purchased Company shareholders, and none of the immediate family members of any of the foregoing, (i) has any direct or indirect ownership, participation, royalty or other interest in, or is an officer, director, employee of or consultant or contractor for any firm, partnership, entity or corporation that competes with, or does business with, or has any contractual arrangement with, the Purchased Company (except with respect to any interest in less than 5% of the stock of any corporation whose stock is publicly traded), (ii) is a party to, or to the knowledge of the Purchased Company, otherwise directly or indirectly interested in, any contract to which the Purchased Company is a party or by which the Purchased Company or any of its assets is bound, except for normal compensation for services as an officer, director or employee thereof and for contracts relating to the grant of Purchased Company options or issuance of Purchased Company shares to such Persons or (iii) to the knowledge of the Purchased Company, has any interest in any property, real or personal, tangible or intangible (including any Intellectual Property) that is used in, or that relates to, the business, except for the rights of Purchased Company shareholders under applicable law.

4.9          Title to Purchased Company Transferred Assets; No Undisclosed Liabilities.

              (a)          The Purchased Company has marketable and valid title to all of the assets set forth in Exhibit A ("Purchased Company Transferred Assets"), free and clear of any Encumbrances, except for Permitted Encumbrances or any Encumbrance created by or imposed on the Acquirer or the Company as to itself.

(b)          The Purchased Company Transferred Assets are in good operating condition as necessary to conduct the Purchased Company Business in all material respects.

(c)          The Purchased Company does not have any liabilities or obligations, contingent or otherwise related to the Purchased Company Transferred Assets, other than: (i) as reflected on Section 4.9(c) of the Purchased Company Disclosure Schedule (none of which is material either individually or in the aggregate to the operation of the business of the Purchased Company as currently conducted (the “Purchased Company Business”)); or (ii) arising under this Agreement or otherwise in connection with the Contemplated Transactions.

4.10          Intellectual Property.

(a)          Except as set forth in Section 4.10(a) of the Purchased Company Disclosure Schedule, the Purchased Company has not transferred ownership of, or agreed to transfer ownership of, or is bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other person in connection with the Purchased Company Transferred Assets, or, granted any exclusive licenses to, or agreed to grant any exclusive licenses to any Purchased Company Intellectual Property to any third party, and has all legal rights to all of the Purchased Company Intellectual Property free and clear of all Encumbrances.  No third party (including, with respect to past and present employees and consultants) has any ownership right, title, interest, claim in or lien on any of the Purchased Company Intellectual Property. The Purchased Company is not obligated or under any liability whatsoever (contingent or otherwise) to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the Purchased Company Intellectual Property. Except as set forth on Section 4.10(a) of the Purchased Company Disclosure Schedule, for the four (4) years prior to the date of this Agreement, the Purchased Company has obtained and possessed and it currently possesses valid licenses to use all of the material software programs present on the computers and other software-enabled electronic devices that it owns or leases to the extent relating to the Purchased Company Intellectual Property or that it has otherwise provided to its employees for their use in connection with the Purchased Company Intellectual Property. To the Purchased Company’s knowledge, no Purchased Company Transferred Asset violates any license or infringes any intellectual property rights of any other person. Except as set forth on Section 4.10(a) of the Purchased Company Disclosure Schedule, to the Purchased Company's Knowledge, no third party intellectual property violates any license or infringes any intellectual property rights of the Purchased Company.

(b)          To the Purchased Company’s knowledge, no current or former employee or contractor of the Purchased Company:  (i) is in violation of any term or covenant of any contract relating to invention disclosure, invention assignment, non-disclosure, data privacy, non-competition or any other contract with any other party by virtue of such employee’s or contractor’s being employed by, or performing services for, the Purchased Company or using trade secrets or proprietary information of others without permission; or (ii) has developed any technology, software or other copyrightable, patentable or otherwise proprietary work for the Purchased Company with respect to the Purchased Company Intellectual Property that is subject to any agreement under which such employee or contractor has assigned or otherwise granted to any third party any rights (including Intellectual Property Rights) in or to such technology, software or other copyrightable, patentable or otherwise proprietary work.  Neither the execution nor delivery of this Agreement will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract of the type described in clause (i) of the immediately foregoing sentence.

(c)          In the four (4) years prior to the date of this Agreement, there has not been any Legal Proceeding for infringement, violation or misappropriation of any Purchased Company Intellectual Property. The Purchased Company has not been sued in any Legal Proceeding or received any written communications (including any third party reports by users) alleging that the Purchased Company has infringed, misappropriated, or violated or, by conducting the Purchased Company Business, would infringe, misappropriate, or violate any Intellectual Property of any other Person or entity.  No Purchased Company Intellectual Property is subject to any Legal Proceeding or Order, settlement agreement or right that restricts in any manner the use, transfer, or licensing thereof or that may adversely affect the validity, use or enforceability of any such Purchased Company Intellectual Property. Except as set forth on Section 4.10(c) of the Purchased Company Disclosure Schedule, to the Purchased Company's knowledge, in the four (4) years prior to the date of this Agreement, no person has violated or is violating the Purchased Company Intellectual Property.

(d)          Section 4.10(d) of the Purchased Company Disclosure Schedule lists all Purchased Company Registered Intellectual Property, and the jurisdictions in which it has been issued or registered or in which any application for such issuance and registration has been filed, or in which any other filing or recordation has been made. Each item of Purchased Company Intellectual Property that has been issued by a governmental entity is valid and is not subject to a currently pending application, and all registration, maintenance and renewal fees currently due in connection with such Purchased Company Intellectual Property or any pending applications therefor have been paid and all documents, recordations and certificates in connection with such Purchased Company Intellectual Property that were required to be filed have been filed with the relevant patent, copyright, trademark or other authorities in which such Purchased Company Intellectual Property has been filed, for the purposes of prosecuting, maintaining and perfecting such Purchased Company Intellectual Property and recording the Purchased Company’s ownership interests therein. For the avoidance of doubt, no assurance is provided that any patent applications will be allowed registration as patents or that once issued will not be held to be invalid, and any failure to be so allowed, or so held, shall not be considered a breach of a representation or warranty herein.

(e)          Non-contravention. None of the execution and performance of this Agreement or the consummation of the transactions under this Agreement, will result in: (i) the Purchased Company or any of its affiliates (other than the Purchased Company as to Purchased Company Intellectual Property after Closing) granting to any third party any right to or with respect to any Intellectual Property Rights or data owned by, or licensed to the Purchased Company or any of its affiliates, (ii) the Purchased Company or any of its affiliates (other than the Purchased Company after the Closing), being bound by or subject to, any exclusivity obligations, non-compete or other restriction on the operation or scope of their respective businesses, (iii) the Purchased Company being obligated to pay any royalties or other material amounts to any third party in excess of those payable by any of them, respectively, in the absence of this Agreement or the transactions under the Agreement or (iv) any termination of, or other material adverse impact to, any Purchased Company Intellectual Property.

(f)          Open Source Software. Except as set forth on Section 4.10(f) of the Purchased Company Disclosure Schedule, the Purchased Company is in compliance with the terms and conditions of all licenses for the Open Source Materials. Except as set forth on Section 4.10(f) of the Purchased Company Disclosure Schedule, for the four (4) years prior to the date of this Agreement, the Purchased Company has not (i) incorporated Open Source Materials into, or combined Open Source Materials with, the Purchased Company Intellectual Property or Purchased Company products; (ii) distributed Open Source Materials in conjunction with any Purchased Company Intellectual Property or Purchased Company products; or (iii) used Open Source Materials in such a way that, with respect to clauses (i), (ii), or (iii), creates, or purports to create, obligations for the Purchased Company with respect to any Purchased Company Intellectual Property or grant, or purports to grant to any third party any rights or immunities under any Purchased Company Intellectual Property (including using any Open Source Materials) that require, as a condition for the use, modification and/or distribution of such Open Source Materials, that other software incorporated into, derived from or distributed with such Open Source Materials be (A) disclosed or distributed in source code form, (B) licensed for the purpose of making derivative works or (C) redistributable at no charge).

(g)          The representations and warranties set forth in this Section 4.10 constitute the sole representations and warranties of the Purchased Company and Seller with respect to any matters, liabilities and obligations relating to Purchased Company Intellectual Property.

(h)          As used herein, the following terms have the meanings indicated below:

(i)          “Purchased Company Registered Intellectual Property” means the Israeli, United States, international and foreign: (A) patents and patent applications (including provisional applications); (B) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (C) registered Internet domain names; and (D) registered copyrights and applications for copyright registration, in each case registered or filed in the name of, or owned by the Purchased Company related to the Purchased Company Transferred Assets.

(ii)           “Purchased Company Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, trade secrets, know-how, inventions, designs, works of authorship, computer programs and technical data, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, tangible embodiments of any of the foregoing, licenses and rights in, to and under any of the foregoing, in each case that are part of the Purchased Company Transferred Assets, and excluding, for clarity, any Intellectual Property set forth on Section 4.10(e) of the Purchased Company Disclosure Schedule.

4.11            Litigation.

(a)          There is no Legal Proceeding to which the Purchased Company, the Seller or any of their respective assets or any of its respective directors or officers (in their capacity as such or relating to their employment, services or relationship with the Purchased Company) is party pending before any governmental entity, or, to the knowledge of the Purchased Company, threatened against the Purchased Company or any of its respective assets or any of its respective directors, officers or employees (in their capacity as such or relating to their employment, services or relationship with the Purchased Company) in connection with the Purchased Company Transferred Assets.  There is no Order served against the Purchased Company, the Seller or any of their respective assets, and there is no investigation or other Legal Proceeding pending or, to the Purchased Company's knowledge, threatened against the Purchased Company or any of its assets or directors, officers or employees (in their capacities as such or relating to their employment, services or relationship with the Purchased Company) in connection with the Purchased Company Transferred Assets.  Neither the Purchased Company nor the Seller have any Legal Proceeding pending against any other person in connection with the Purchased Company Transferred Assets. In the four (4) years prior to the date of this Agreement, no governmental entity has at any time challenged or questioned the legal right of the Purchased Company to conduct the Purchased Company Business

(b)          There is no Order served against any of the Purchased Company’s directors, officers or employees (in their capacities as such or relating to their employment, services or relationship with the Purchased Company) in connection with the Purchased Company Transferred Assets.  To the knowledge of the Purchased Company, there is no basis for any Legal Proceeding by or against the Purchased Company in connection with the Purchased Company Transferred Assets.  Except as set forth in Section 4.11(b) of the Purchased Company Disclosure Schedule, to the knowledge of the Purchased Company, there is no basis for any Person to assert a claim against the Purchased Company or any of its respective assets or any of its directors, officers or employees or any other Person who has a contractor right or right pursuant to applicable law to indemnification from the Purchased Company (in their capacities as such or relating to their employment, services or relationship with the Purchased Company) in connection with the transfer of the Purchased Company Transferred Assets.

4.12          Compliance with Laws and Other Instruments. Each of the Purchased Company and the Seller is, and has been, in compliance in all material respects with all applicable laws in connection with the Purchased Company Transferred Assets. Neither the Purchased Company nor the Seller has received any written notice of or been charged with the violation of any such law and, to each of the Purchased Company’s and the Seller's knowledge, there is no threatened action or proceeding against the Purchased Company or the Seller under any of such laws in connection with the Purchased Company Transferred Assets. Neither the Purchased Company nor the Seller is in violation of or default under (in each case, in connection with the Purchased Company Transferred Assets) (i) the Purchased Company’s or the Seller's Articles of Association or Charter Documents or (ii) any order, writ, injunction, decree or judgment of any court or any governmental department, commission or agency, domestic or foreign, to which it is subject or by which it is bound. The Purchased Company and the Seller have obtained all franchises, permits, licenses, consents and any similar authorizations that are material to the Purchased Company Business, under applicable law, and are in compliance with such franchises, permits, licenses, consents and similar authorizations. None of the Purchased Company Transferred Assets is subject to any restriction or limitation or requires a license or registration under applicable laws relating to marketing, export or import controls. Without limiting the generality of the foregoing, the Purchased Company or the Seller, have not and are not using or developing, or otherwise engaged in, encryption technology or other technology whose development, commercialization or export is restricted in connection with the Purchased Company Transferred Assets.

4.13          Tax Matters. All taxes, duties and assessments payable or incurred by the Purchased Company or the Seller prior to the Closing Date that are reasonably expected to result in an Encumbrance upon any of the Purchased Company Transferred Assets have been or will timely be paid by Purchased Company or the Seller other than those being contested in good faith by the Purchased Company or the Seller. There is no Encumbrance for taxes upon any of the Purchased Transferred Assets nor, to the knowledge of the Purchased Company or the Seller, is any taxing authority in the process of imposing any Encumbrance for taxes on any of the Purchased Company Transferred Assets. The representations and warranties set forth in this Section 4.13 constitute the sole representations and warranties of the Purchased Company and the Seller with respect to any matters, liabilities and obligations relating to taxes related to Purchased Company Transferred Assets.

4.14          Anti-Bribery Matters.  During the five (5) years prior to the date hereof, neither the Purchased Company nor any of the Purchased Company’s directors, officers, employees or, to the best of the Purchased Company’s knowledge, its agents have, directly or indirectly, whether on behalf of the Purchased Company or on behalf of Seller, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” with respect to the Purchased Company Transferred Assets, which term includes but is not limited to a person acting in an official capacity for any government department, agency or instrumentality, including state-owned or controlled companies, and public international organizations, foreign political party or official thereof or candidate for foreign political office for the purpose of (i) influencing any official act or decision of such official, party or candidate, (ii) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, or (iii) securing any improper advantage; in each of (i), (ii) and (iii) above in order to assist the Purchased Company in obtaining or retaining business for or with, or directing business to, any person. During the five (5) years prior to the date hereof, neither the Purchased Company nor any of its directors, officers, employees or, to the best of the Purchased Company’s knowledge, its agents have made or authorized, directly or indirectly, on behalf of the Purchased Company or on behalf of the Seller, any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation, including but not limited to the FCPA, the UK Bribery Act 2010 and the Canadian Corruption of Foreign Public Officials Act in connection with the Purchased Company Transferred Assets.

4.15            Prohibited Transactions.  During the five (5) years prior to the date hereof, neither the Purchased Company nor any of the Purchased Company’s directors, officers, employees or, to the best of the Purchased Company’s knowledge, its agents have, directly or indirectly, whether on behalf of the Purchased Company or on behalf of Seller, engaged in any dealings or any transactions with any person or entity described or designated on the list of Specially Designated Nationals and Blocked Persons maintained by the OFAC or is otherwise a person or entity officially sanctioned by the United States pursuant to the OFAC sanctions laws in connection with the Purchased Company Transferred Assets.

4.16            Brokers and Finders; Transaction Fees.

(a)          The Purchased Company has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement. No commission or compensation in the nature of a finders’ fee shall be payable by the Purchased Company or any of its officers, employees or representatives, in their capacities as such, in connection with the transactions contemplated by this Agreement.

(b)          Set forth in Section 4.16(b) to the Purchased Company Disclosure Schedules is the Purchased Company’s good faith estimate, as of the date hereof, of all Transaction Expenses (including Transaction Expenses reasonably anticipated to be incurred following the date hereof and until and including the Closing Date). “Transaction Expenses” means all third-party fees, costs, expenses, payments, and expenditures incurred by the Purchased Company prior to the Closing in connection with the purchase of the
Purchased Company Shares, this Agreement and the transactions under such Agreement (alone or in combination with any other event), whether or not billed or accrued prior to the Closing.

5.          CONDITIONS OF INVESTOR’S OBLIGATIONS AT CLOSING AND DEFERRED CLOSING.

The obligations of the Investor to purchase the Purchased Shares at the Closing and the obligations of the Additional Investors to purchase the Additional Shares at the Deferred Closing, as applicable, are subject to the fulfillment on or before the Closing or such Deferred Closing, as applicable, of each of the following conditions, unless otherwise waived in writing by the Investor or the Additional Investors or any of them, as applicable:

5.1            Representations and Warranties. The representations and warranties of the Company, the Company Subsidiary, and the Acquirer contained in Section 2 have been true in all material respects on and as if made as of the Closing.

5.2            Performance. Each of the Company, the Company Subsidiary, the Acquirer and the Parent shall have performed and complied, in all material respects, with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing or the Deferred Closing, as applicable.

5.3            Delivery of Documents. All of the documents to be delivered by the Company, the Company Subsidiary, the Acquirer and/or the Parent pursuant to Section 1.7, shall have been in a form as attached to this Agreement, or, if not attached, in a form and substance reasonably satisfactory to the Investors and shall have been delivered to the Investors.

5.4          Absence of Adverse Changes. There shall not have occurred and continued through the Closing any event, change, effect, condition or circumstance that, when taken individually or together with any other events, changes, effects, conditions or circumstances, is or is reasonably likely to be materially adverse to the business, assets, properties, operations, results of operations or financial condition of the Company, the Company Subsidiary, or the Acquirer.

5.5          Restated Articles. The Restated Articles shall have been duly adopted.

6.          CONDITIONS OF SELLER’S OBLIGATIONS AT CLOSING.

The obligation of Seller to consummate the sale of the Purchased Company Shares to the Acquirer at the Closing is subject to the fulfillment on or before the Closing of each of the following conditions, unless otherwise waived in writing by the Seller:

6.1          Representations and Warranties. The representations and warranties of the Company, the Company Subsidiary, and the Acquirer contained in Section 2 have been true in all material respects on and as if made as of the Closing.

6.2          Performance. Each of the Company, the Company Subsidiary, the Acquirer and the Parent shall have performed and complied, in all material respects, with all of its agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

6.3          Delivery of Documents. All of the documents to be delivered by the Company, the Company Subsidiary, the Acquirer and/or the Parent pursuant to Section 1.7, shall have been in a form as attached to this Agreement, or, if not attached, in a form and substance reasonably satisfactory to the Seller and shall have been delivered to the Seller.

6.4          Absence of Adverse Changes. There shall not have occurred and continued through the Closing any event, change, effect, condition or circumstance that, when taken individually or together with any other events, changes, effects, conditions or circumstances, is or is reasonably likely to be materially adverse to the business, assets, properties, operations, results of operations or financial condition of the Company, the Company Subsidiary, or the Acquirer.

6.5          Consents: All consents of third parties (including governmental entities) required to be obtained in connection with the Contemplated Transactions shall have been obtained and shall be in full force and effect.

7.          CONDITIONS OF THE COMPANY’S OBLIGATIONS AT CLOSING AND DEFERRED CLOSING.

7.1             The obligations of the Company to the Investor and the Parent at the Closing or to the Additional Investors at any Deferred Closing, as applicable, under this Agreement are subject to the fulfillment on or before the Closing or, in respect of the Additional Investors, at any Deferred Closing, as applicable, of each of the following conditions, unless otherwise waived in writing by the Company:

(a)          Representations and Warranties. The representations and warranties of the Parent and the Investor and the Additional Investors, as applicable, contained in Section 3 shall have been true in all respects on and as if made as of the Closing or, with respect to the Additional Investors, on and as of the Deferred Closing, as applicable.

(b)          Performance. Each of the Parent and the Investor and the Additional Investors, as applicable, shall have performed and complied, in all material respects, with all of their agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing or, with respect to the Additional Investors, on and as of the Deferred Closing, as applicable.

(c)          Payment of Purchase Price. Each of the Parent and the Investor and Additional Investor, as applicable, shall have delivered to the Company its respective portion of the Purchase Price for the Purchased Shares issued to the Parent, the Investor or such Additional Investor, as applicable, at the Closing or at such Deferred Closing, as applicable.

(d)          Delivery of Documents. All of the documents to be delivered by the Parent, the Investor and the Additional Investors, as applicable, pursuant to Section 1.7, shall have been in a form as attached to this Agreement, or, if not attached, in a form and substance reasonably satisfactory to the Company and shall have been delivered to the Company.

7.2          The obligation of the Company, the Company Subsidiary and the Acquirer to the Seller with respect to the purchase at the Closing of the Purchased Company Shares is subject to the fulfillment on or before the Closing of each of the following conditions, unless otherwise waived in writing by the Company:

(a)          Representations and Warranties. The representations and warranties of the Seller and the Purchased Company contained in Section 4 shall have been true in all respects on and as if made as of the Closing.

(b)          Performance. Each of the Seller and the Purchased Company, as applicable, shall have performed and complied, in all material respects, with all of its agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing, including without limitation, the obligations under Section 8.9.

(c)          Delivery of Documents. All of the documents to be delivered by the Seller and the Purchased Company pursuant to Section 1.7, shall have been in a form as attached to this Agreement, or, if not attached, in a form and substance reasonably satisfactory to the Company and shall have been delivered to the Company.

(d)          Absence of Adverse Changes. There shall not have occurred and continued through the Closing any event, change, effect, condition or circumstance that, when taken individually or together with any other events, changes, effects, conditions or circumstances, is or is reasonably likely to be materially adverse to the business, assets, properties, operations, results of operations or financial condition of the Purchased Company.

(e)          Consents: All consents of third parties (including governmental entities) required to be obtained in connection with the Contemplated Transactions shall have been obtained and shall be in full force and effect.

8.          AFFIRMATIVE COVENANTS.

8.1          Use of Proceeds. The Company will use the Purchase Price for general working capital purposes substantially in accordance with the Budget, attached hereto as Schedule 8.1, as may be amended from time to time by the Board.

8.2          Filing with the Israeli Registrar of Companies. As soon as possible following the Closing, and in any event no later than 14 days following the Closing, the Company shall file all notices required to be filed with the Israeli Registrar of Companies, including, to the extent required, a translation of the Restated Articles into Hebrew certified by an officer of the Company as required by the Companies Law and any regulations promulgated thereunder.

8.3          Conduct of the Business of the Company between Signing and Closing. Except as otherwise expressly provided by this Agreement or with the prior written consent of the Parent and Investor (which consent shall not be unreasonably withheld or delayed), following the date hereof and through the earlier of the Closing or termination of this Agreement in accordance with the terms of Section 10, the Company and any of its affiliates (including the Company Subsidiary and the Acquirer) shall (i) conduct its business in the ordinary course of business, consistent with prior practice (including, without limitation, granting or issuing any shares, options or other securities of the Company to any person, other than in the ordinary course of business); (ii) comply with all legal requirements applicable to the operation of its business and pay applicable taxes as due; (iii) maintain its books, accounts and records in the ordinary course of business; and (iv) not take any other action that would or would be reasonably expected to result in a breach of any of the representations, warranties or covenants made by the Company in this Agreement or that would adversely affect its ability to consummate the transactions contemplated by this Agreement.

8.4          Conduct of the Business of the Purchased Company between Signing and Closing. Except as otherwise expressly provided by this Agreement or with the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), following the date hereof and through the earlier of the Closing or termination of this Agreement in accordance with the terms of Section 10 , the Purchased Company shall, and the Seller shall cause the Purchased Company to, (i) conduct its business in the ordinary course of business, consistent with prior practice (including, without limitation, granting or issuing any shares, options or other securities of the Purchased Company to any person, other than in the ordinary course of business); (ii) comply with all legal requirements applicable to the operation of its business and pay applicable taxes as due; (iii) maintain its books, accounts and records in the ordinary course of business; and (iv) not take any other action that would or would be reasonably expected to result in a breach of any of the representations, warranties or covenants made by the Purchased Company in this Agreement or that would adversely affect its ability to consummate the transactions contemplated by this Agreement.

8.5          Third Party Consents. As promptly as practicable after the execution of this Agreement, the parties hereto shall mutually use all commercially reasonable efforts to obtain all consents and make all filings required to be obtained or filed in connection with the transactions contemplated hereby. Notwithstanding anything herein to the contrary, for the purpose of obtaining such consents or making such filings, no party shall be required to take or agree to undertake any action (i) that would require the divestiture or holding separate of any material assets or voting securities of such party or any of its respective affiliates, (ii) to consummate the transactions contemplated hereby on terms substantially different than those as set out herein, or (iii) that would materially limit such party’s freedom of action with respect to any of its assets or businesses following the Closing.

8.6          Confidentiality. The parties acknowledge that Parent and Investor have previously executed a Non-Disclosure Agreement towards dated August 1, 2018 (the “Confidentiality Undertaking”), the provisions of which shall apply to all information furnished by the parties hereto through the Closing or the earlier termination of this Agreement in accordance with its terms. In addition, the parties agree that this Agreement, the exhibits and schedules hereto and the information obtained pursuant hereto or thereto or in connection with the negotiation and execution of this Agreement and the other Transaction Documents or the Contemplated Transactions shall be governed by the terms of the Confidentiality Undertaking and shall be deemed to be “Confidential Information” thereunder. Notwithstanding the foregoing, nothing herein or in the Confidentiality Undertaking shall be interpreted or construed to limit, or interfere in any way with, the right of any party hereto to use or disclose any Confidential Information in any action or dispute with any other party hereto in connection with this Agreement.

8.7            Public Announcements.  Each party hereto shall not, and shall cause its respective affiliates and Representatives not to, directly or indirectly, disclose to any person or issue any press release, news release, or other public statement relating to, interview, advertise, publish or write any publication, in any media, relating to the terms of this Agreement or the transactions contemplated hereby (including, if applicable, the termination of this Agreement and the reasons therefor), without the prior written approval of the other parties hereto, except if and as required by applicable law, the preparation of such party’s financial statements or the rules and regulations of any applicable stock exchange (in which case such required filings or disclosures shall be coordinated reasonably in advance by the parties hereto to the extent otherwise permitted under applicable law or such rules and regulations).

8.8           Reasonable Efforts. Each of the parties hereto agrees to use its commercially reasonable efforts, and to cooperate with each other party hereto, to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, appropriate or desirable to consummate and make effective, in the most expeditious manner practicable, the Closing, any Deferred Closing and the Contemplated Transactions.

8.9           Assignment of Patents. Following the Closing, the Investor shall cooperate with the Company and the Purchased Company and shall take, or cause to be taken, all actions, and shall do, or cause to be done, all things reasonably necessary, appropriate or desirable to consummate and make effective, in the most expeditious manner practicable, the assignment of the patents identified as owned by the Investor as listed in Schedule 6(1)(ii) to Exhibit A from the Investor to the Purchased Company.

8.10          Delivery of 2018 Financial Statements. The Investor shall deliver to the Company, (i) a balance sheet and income statement of the Purchased Company as of and for the period ended December 31, 2018, within thirty (30) Business Days following the Closing; provided that such balance sheet and income statement is a legal entity report and unaudited in all respects and (ii) tax returns of the Purchased Company for the years 2017 and 2018 (redacted to remove any information not relating to the Purchased Company) with the 2017 return being delivered within 10 Business Days and the 2018 tax return being delivered within 10 Business Days after the date that the Investor files its own tax returns”. Company understands and agrees that unaudited balance sheet and income statement information was prepared solely for the limited informational purposes of this Agreement and that the operation of the Purchased Company was not conducted on a stand-alone basis as a separate entity during the periods indicated in such balance sheet and income statement and therefore the reporting is on a legal entity basis and not presented as a separate carved-out business.

9.          INDEMNIFICATION.

9.1              Effectiveness; Survival.

(a)          The Investor, the Parent and the Additional Investors (as applicable) have the right to fully rely upon all representations, warranties and covenants of the Company, the Company Subsidiary and the Acquirer contained in or made pursuant to Section 2 of the Agreement and in the schedules attached hereto (except that the Parent may only rely on the representations set forth in Sections 2.1 (Organization), 2.2 (Capitalization), 2.3 (Authorization) and 2.4 (Valid Issuance of Shares)). The Company has the right to fully rely upon all representations, warranties and covenants of the Seller and the Purchased Company contained in or made pursuant to Section 4 of the Agreement and in the schedules attached hereto (each of the Company (with respect to representation and warranties of the Company, Company Subsidiary and the Acquirer) and the Seller (with respect to representations and warranties of the Seller and the Purchased Company) is referred to herein, severally and not jointly, as an “Indemnitor”). Unless otherwise set forth in this Agreement, the representations and warranties of the Company, the Company Subsidiary, the Acquirer, the Seller and the Purchased Company, as applicable, contained in or made pursuant to this Agreement shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of any Investor, any Additional Investor, the Parent or the Company.

(b)             The representations and warranties of the Company, the Company Subsidiary, the Acquirer, the Purchased Company and the Seller, as applicable, contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing or any Deferred Closing, as applicable, until the earlier of:

(i)          immediately prior to the consummation of a Deemed Liquidation or an IPO (as such terms are defined in the Restated Articles), or

(ii)          (1) in the case of Sections 2.12 and 4.10 (Intellectual Property) and 2.15 and 4.13 (Tax Matters), until the third anniversary of the Closing Date; (2) in the case of Sections 2.1 and 4.1 (Organization), 2.2 and 4.3 (Capitalization), 2.3 and 4.4 (Authorization), 2.4 (Valid Issuance of Shares), 4.2 (Title to Purchase Company Shares), 2.5 and 4.5 (No Conflict; Consents), 2.10 (Title to Transferred Assets) and 4.9 (Title To Purchased Company Transferred Assets; No Liabilities) (the representations and warranties referred to in this clause (2), collectively, the “Fundamental Representations”), until the expiration of the applicable statute of limitation period; and (3) other than as set forth in clause (1) and (2) above, the second anniversary of the Closing Date; in each case, with respect to any theretofore un-asserted claims as set forth in clause (c) below;

provided, however, that no limitation shall apply to any breach of any representation or warranty which constitutes fraud or willful misrepresentation by the Company, the Company Subsidiary, the Acquirer, the Seller or the Purchased Company (collectively, “Fraud”). The applicable survival period shall be referred to, as applicable, as the “Claims Period”.

(c)          Except for Fraud, the Company and the Seller shall not have any liability with respect to any breach of representation and warranty, unless a claim is made hereunder prior to the expiration of the Claims Period for such representation and warranty, in which case such representation and warranty shall survive as to that claim until the claim has been finally resolved.

(d)          It is the intention of the parties hereto that the Claims Periods supersede any statute of limitations applicable to the representations and warranties, and this Section 9.1 constitutes a separate written legally binding agreement among the parties hereto in accordance with the provisions of Section 19 of the Israeli Limitation Law, 1958.

9.2              Indemnification.

(a)          Indemnifiable Losses. Seller shall indemnify the Company (including its shareholders, directors and officers) (each, a “Company Indemnitee”) against, and hold each Company Indemnitee harmless from, all claims, actions, suits, settlements, damages, expenses (including reasonable legal costs and expenses), losses or costs (collectively, “Losses”) sustained or incurred by such Company Indemnitees resulting from, or arising out of, a breach or misrepresentations of any of the Seller or the Purchased Company’s representations, warranties or covenants made in this Agreement, subject to the limitations set forth in this Section 9; and the Company shall indemnify each of the Parent (only with respect the representations set forth in Sections 2.1 (Organization), 2.2 (Capitalization), 2.3 (Authorization) and 2.4 (Valid Issuance of Shares)) and the Investor (including their shareholders, directors and officers) (each, an “Investor Indemnitee”, and, together with the Company Indemnitees, each an “Indemnitee”)) against, and hold each Investor Indemnity harmless from, all Losses sustained or incurred resulting from, or arising out of, a breach or misrepresentation of any of the Company, the Company Subsidiary or the Acquirer's representations, warranties or covenants made in this Agreement  (except that with respect to the Parent, such indemnification obligation shall relate only to the representations set forth in Sections 2.1 (Organization), 2.2 (Capitalization), 2.3 (Authorization) and 2.4 (Valid Issuance of Shares)), subject to the limitations set forth in this Section 9. In addition, subject to the limitations set forth in Section 9(b)(ii), the Seller shall indemnify each Company Indemnitee against all Losses incurred by it and resulting from or arising out of the operation of the Purchased Company Business due to any event that shall have occurred prior or in connection with the Closing that is not related to the Purchased Company Transferred Assets (the "Pre Closing Indemnification Obligation").

(b)          Limitations. The right for indemnification hereunder is subject to the following conditions and limitations, notwithstanding anything to the contrary in this Agreement, but not to any other limitation or condition contained herein; provided, however, that no such limitation shall apply to Fraud or with respect to Pre Closing Indemnification Obligation (other than as set forth in Section 9.2(b)(ii):

(i)          Other than in respect of the Fundamental Representations, no Indemnitor shall be liable for any Loss, unless and until the aggregate Losses exceed US$50,000, in which case indemnification shall be made from the first dollar amount;

(ii)          The aggregate indemnification liability of (A) the Company with respect to the Investor Indemnitee shall be limited to US$[***]; (B) the Seller (other than with respect to Pre Closing Indemnification Obligations) with respect to the Company Indemnitee shall be limited to US$[***]; and (C) Seller with respect to the Company Indemnitee with respect to the Pre Closing Indemnification Obligations shall be limited to US $[***]; each such Investor Indemnitee shall be entitled to receive a pro rata share of such indemnifiable Loss, based on the respective portion of such Investor’s Indemnity out of the aggregate amount invested by all Investor Indemnitees in the Company as of the Closing and/or the Deferred Closing, as applicable. The Company may satisfy its indemnification obligations hereunder either by payment of cash and/or by issuance of Ordinary Shares in such number that when multiplied by the PPS (subject to appropriate adjustments in the event of any dividend, shares split, combination or similar recapitalization affecting such shares) will be equal to the indemnifiable Loss, in each case in the Company's discretion.

(c)          Claims Notice; Third Party Claims. In the event that an Indemnitee wishes to assert a claim for indemnification hereunder it shall give the applicable Indemnitor a prompt written notice thereof (a “Claims Notice”), which shall describe in reasonable detail the facts and circumstances (to the extent then reasonably available) upon which the asserted claim for indemnification is based and thereafter keep such Indemnitor informed, in all material respects, with respect thereto. In the event that such Claims Notice results from a third party claim against such Indemnitee, then such Indemnitee shall, promptly upon becoming aware of the commencement of proceedings by such third party, provide the Indemnitor with the Claims Notice and the Indemnitor shall have the right to assume the defense thereof (at Indemnitor’s expense) with counsel mutually satisfactory to the parties; provided, however, that the Indemnitees shall have the right to retain their own counsel, at the reasonable expense of the Indemnitor, and within the indemnification limitations herein, if representation of all parties by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between the parties in such proceeding. Failure of the Indemnitees to give the Indemnitor prompt notice or to keep it informed, as provided herein, shall not relieve the Indemnitor of any of its obligations hereunder, except to the extent that the Indemnitor is actually and materially prejudiced by such failure. The Indemnitor shall not be liable nor shall it be required to indemnify or hold harmless the Indemnitee in connection with any settlement effected without its consent in writing, which shall not be unreasonably withheld or delayed.

(d)          Sole Remedy. The indemnification provided by the applicable Indemnitors hereunder and the enforcement of such indemnification shall be the exclusive remedy available to the Indemnitees under this Agreement, other than for Fraud; provided that this provision does not limit the right to seek specific performance, a restraining order or injunctive relief with respect to any provision of this Agreement.

10.        TERMINATION

10.1          This Agreement may be terminated and the Contemplated Transactions may be abandoned prior to the Closing:

(a)          by mutual written agreement of the Parent, the Company and Investor; or

(b)          by either the Company, the Parent or Investor, if the Closing has not been consummated on or before the date that is ninety (90) days hereafter (the “End Date”), except that the End Date may be extended by either the Company, the Parent or Investor for an additional thirty (30) days in the event that in the reasonable judgment of such party the Closing may occur prior to the End Date (as so extended); provided that the right to terminate this Agreement pursuant to this Section 10.1(b) shall not be available to any party whose (or whose affiliate’s) breach of or failure to comply with any provision of this Agreement or any of the other Transaction Documents has caused any of the conditions to Closing not to have occurred; or

(c)          by either the Company, the Parent or Investor, if a governmental authority shall have issued any order, injunction or other decree or taken any other action, in each case, which has become final and non-appealable and which restrains, enjoins or otherwise prohibits the transactions contemplated hereby, or there shall be any statute, rule, regulation or order enacted, promulgated or issued by any governmental authority which is applicable to the transactions contemplated hereby and makes the consummation thereof illegal.

The party desiring to terminate this Agreement pursuant to this Section 10 (other than pursuant to 10.1) shall give written notice of such termination to the other parties, setting forth a brief description of the basis on which such party is terminating this Agreement.

10.2          Effect of Termination.  If this Agreement is terminated pursuant to Section 10, this Agreement shall become void and of no effect and there shall be no liability or obligation on the part of any party or any of its or their affiliates to any other person by virtue of, arising out of or otherwise in connection with this Agreement or any other Transaction Document; provided that: (a) neither party hereto shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement or any other Transaction Document; and (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in  Section 8.6 (Confidentiality),8.7 (Public Disclosure) and 11 (Miscellaneous).

11.        MISCELLANEOUS.

11.1          Entire Agreement. This Agreement (including the exhibits and schedules hereto), the Restated Articles and the other Transaction Documents constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among any of the parties hereto, with respect to the subject matter hereof (with no concession being made as to the existence of any such prior agreements or understandings).

11.2          Amendment; Waiver. Except as explicitly set forth herein, any term of this Agreement may be amended only with the written consent of the Company, the Parent and Investor, provided that any amendment amending an Investor’s respective portion of the Purchase Price to be invested at the Closing, or any amendment that has a disproportionate and adverse effect on specific Investor(s) (as compared to other Investors), shall require also such specific Investor’s prior written consent. The observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only by the prior written consent of the party against which enforcement of such waiver shall be sought. Any amendment or waiver effected in accordance with this Section 11.2 shall be binding upon the parties hereto and each transferee of the Purchased Shares, each future holder of all such securities, and the Company.

11.3          Assignment; Successors and Assigns. None of the rights, privileges or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred by any party, without the prior written consent of the Company, the Parent and Investor; except that no such consent shall be required after the Closing in case of an assignment of this Agreement along with the transfer of Purchased Shares from an Investor to such Investor’s Permitted Transferee (as is defined in the Restated Articles) and the assumption in writing by such Permitted Transferee of the representations, warranties, covenants and obligations arising under this Agreement, as an Investor hereunder. In such case, the Investor and the Permitted Transferee shall deliver to the Company a written notice, in a form reasonably acceptable to the Company, notifying and representing to the Company the foregoing. The Company shall be permitted to assign this Agreement or any and all of its rights, privileges or obligations set forth in, arising under, or created by this Agreement to its successors and assigns (including to a purchaser, successor or assignor of all or substantially all of its assets) after the Closing, subject to the assumption by such successors and assigns of this Agreement or any and all of its rights, privileges or obligations hereunder. Subject to the foregoing, the terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

11.4          Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with to the laws of the State of Delaware, disregarding its conflict of laws rules. Any dispute arising under or in relation to this Agreement shall be resolved exclusively in the competent court located of the State of Delaware and each of the parties hereby irrevocably submits to the exclusive jurisdiction of such court. Each of the parties hereto (i) consents to submit itself to the exclusive jurisdiction of the abovementioned courts in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (ii) agrees that it shall not attempt to deny or defeat such jurisdiction by motion or other request for leave from the abovementioned court, (iii) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the abovementioned court, and (iv) irrevocably consents to service of process in the manner provided by Section 11.4 or as otherwise provided by applicable law.

11.5          Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) when delivered, if sent by personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile (with electronic conformation of delivery) on a business day and during normal business hours of the recipient, and otherwise on the first business day in the place of recipient, (iii) five (5) business days after having been sent, if sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with an internationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written confirmation of receipt. All communications shall be sent to the respective parties at their address or contact details as set forth below, or to such address or contact details as subsequently modified by written notice given in accordance with this Section 11.5, or, in the case of the Investors, as used for purposes of sending shareholders’ notices by the Company.

If to the Company, the Company Subsidiary or the Acquirer:	13 Gad Feinstein St., Park Rehovot, P.O.B 2100, Rehovot 76120, Israel Attention: Ofer Haviv Telephone: [***] E-mail: [***]
with a mandatory copy to (which shall not constitute a notice):
Meitar Liquornik Geva Leshem Tal Abba Hillel Silver St.16, Ramat Gan, Israel Attention: Mike Rimon Telephone: [***] Facsimile: [***] E-mail: [***]

If to the Parent:	13 Gad Feinstein St., Park Rehovot, P.O.B 2100, Rehovot 76120, Israel Attention: Ido Dor Telephone: [***] E-mail: [***]
with a mandatory copy to (which shall not constitute a notice):
Meitar Liquornik Geva Leshem Tal Abba Hillel Silver St.16, Ramat Gan, Israel Attention: Mike Rimon Telephone: [***] Facsimile: [***] E-mail: [***]
If to Investor:	Pioneer Hi-Bred International, Inc. 7100 NW 62nd Ave, PO Box 1000 Johnston, IA 50131 Attention: Alan McCunn, M&A Email: [***]
with a mandatory copy to (which shall not constitute a notice):
Corteva Agriscience 974 Centre Road Building 735 Wilmington, Delaware 19805 Attention: Ryan Murphy, M&A Legal Email: [***]

11.6          Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

11.7          Interpretation. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. Unless the context requires otherwise, the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety, and not to any particular provision hereof, and all references herein to Sections shall be construed to refer to Sections to this Agreement. Reference to “governmental authorities” (or similar terms) shall include any: (a) nation, principality, state, commonwealth, territory, county, municipality, district or other jurisdiction of any nature, (b) federal, state, local, municipal, foreign or other government, (c) governmental, quasi-governmental or regulatory body of any nature, including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, organization, unit, or body, or (d) court, public or private arbitrator or other public tribunal. Reference to a “person” shall mean any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, estate, unincorporated organization, governmental authority or other entity, including, any party to this Agreement. Any reference to a “day” or a number of days (without explicit reference to “business days”) shall be interpreted as a reference to a calendar day or number of calendar days, and if any action is to be taken or given on or by a particular calendar day, and such calendar day is not a business day, then such action may be deferred until the first business day thereafter (where “business day” shall mean any day on which banking institutions in Tel-Aviv-Jaffa, Israel are generally open to the public for conducting business and are not required by law to close). For the purposes of this Agreement, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person, or such person and its affiliates (including persons the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts indicated herein.

11.8          Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be enforceable in accordance with its terms and interpreted so as to give effect, to the fullest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision.

11.9          Expenses. Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the other Transaction Documents, including all third-party legal, accounting, financial advisory, consulting or other fees and expenses incurred in connection with the transactions contemplated hereby, shall be paid by the respective party incurring such fees and expenses.

11.10          Counterparts. This Agreement and any Transaction Document may be executed in one or more counterparts, all of which together shall constitute one and the same instrument, binding and enforceable against the parties so executing the same; it being understood that all parties need not sign the same counterpart. Counterparts may also be delivered by facsimile or email transmission (in pdf format or the like, or signed with docusign, e-sign or any similar form of signature by electronic means) and any counterpart so delivered shall be sufficient to bind the parties to this Agreement or any other Transaction Document, as an original.

11.11          No Commitment for Additional Financing.  The Company acknowledges and agrees that no Investor has made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Purchased Shares and the as set forth herein and subject to the conditions set forth herein. In addition, the Company acknowledges and agrees that (i) no statements, whether written or oral, made by any Investor or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by any Investor or its representatives, and (iii) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by such Investor and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. Each Investor shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

- Signature Pages Follow -

IN WITNESS WHEREOF, the parties have executed this SHARE PURCHASE AGREEMENT as of the date first written above.

PARENT: /s/ Ofer Haviv EVOGENE LTD. Name: Ofer Haviv Title: CEO

IN WITNESS WHEREOF, the parties have executed this SHARE PURCHASE AGREEMENT as of the date first written above.

PURCHASED COMPANY: /s/ Neal Gutterson TAXON BIOSCEINSES, INC. Name: Neal Gutterson Title: Authorized Representative

IN WITNESS WHEREOF, the parties have executed this SHARE PURCHASE AGREEMENT as of the date first written above.

COMPANY: /s/ Ido Dor LAVIE BIO LTD. Name: Ido Dor Title: CEO

COMPANY SUBSIDIARY: /s/ Ido Dor LAVIE BIO INC. Name: Ido Dor Title: Director

ACQUIRER: /s/ Ido Dor LAVIE TECH INC. Name: Ido Dor Title: Director

IN WITNESS WHEREOF, the parties have executed this SHARE PURCHASE AGREEMENT as of the date first written above.

INVESTOR: /s/ Neal Gutterson PIONEER HI-BRED INTERNATIONAL, INC. Name: Neal Gutterson Title: Authorized Representative